Exhibit 10.20




                              OPERATING AGREEMENT

                                       OF

                 SOUTHERN HIGHLANDS/CHRISTOPHER HOMES I, L.L.C.,
                       a Nevada Limited Liability Company

                               September 10, 1999

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  FORMATION; REPRESENTATIONS ........................................ 2

     1.1   Organization ...................................................... 2
     1.2   Formation ......................................................... 2
     1.3   Name .............................................................. 2
     1.4   Effective Date .................................................... 2
     1.5   Term .............................................................. 2
     1.6   Resident Agent and Registered Office .............................. 2
     1.7   Representations and Warranties of the Manager ..................... 2
     1.8   Representations and Warranties of Stuhmer ......................... 5
     1.9   Representations and Warranties of Southern Highlands .............. 7

ARTICLE 2  NATURE OF BUSINESS ................................................ 9

ARTICLE 3  ACCOUNTING AND RECORDS; AFFILIATE TRANSACTIONS .................... 9

     3.1   Records to be Maintained .......................................... 9
     3.2   Reports to Members; Verification and Inspection ...................10
     3.3   Affiliate Transactions ............................................11
     3.4   Insolvency ........................................................11
     3.5   Assurance of Performance; Undertakings ............................13
     3.6   Replacement of the Manager ........................................14
     3.7   Special Indemnity and Limitation on Stuhmer Personal Liability ....15

ARTICLE 4  TRANSFER OF INTERESTS .............................................15

     4.1   Transfer Restrictions .............................................15
     4.2   Admission of Additional Members ...................................16
     4.3   Intentionally Deleted .............................................16
     4.4   Securities Law Restrictions .......................................16
     4.5   Breach or Default by Manager or Stuhmer ...........................16
     4.6   Breach or Default by Southern Highlands ...........................17
     4.7   Arbitration .......................................................18


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ARTICLE 5  RIGHTS AND DUTIES OF MEMBERS ......................................18

     5.1   Meetings ..........................................................18
     5.2   Notice of Meeting .................................................18
     5.3   Quorum ............................................................19
     5.4   Order of Business .................................................19
     5.5   Proxies ...........................................................19
     5.6   Voting by Certain Members .........................................19
     5.7   Manner of Acting ..................................................20
     5.8   Telephonic Meetings ...............................................20
     5.9   Action by Consent .................................................20
     5.10  Voting Rights of Members ..........................................20
     5.11  Other Rights of Members ...........................................22
     5.12  Conflicts of Interest .............................................22
     5.13  Restrictions on Withdrawal ........................................23
     5.14  Rejection .........................................................24

ARTICLE 6  MANAGER ...........................................................24

     6.1   Appointment and Authority .........................................24
     6.2   Term of Office ....................................................25
     6.3   Authority of Manager to Bind the Company ..........................25
     6.4   Actions of the Manager ............................................26
     6.5   Compensation of Manager ...........................................26
     6.6   Manager's Standard of Care ........................................26
     6.7   Officers ..........................................................26

ARTICLE 7  CONTRIBUTIONS, INTERESTS, AND CAPITAL ACCOUNTS.....................27

     7.1   Initial Contributions .............................................27
     7.2   Enforcement of Commitments ........................................30
     7.3   Maintenance of Capital Accounts ...................................30
     7.4   Distribution of Assets ............................................31
     7.5   Sale or Exchange of Interest ......................................31
     7.6   Compliance with Section 704(b) of the Code ........................31
     7.7   Compliance with Section 704(c) of the Code ........................31

ARTICLE 8  ALLOCATIONS AND DISTRIBUTIONS .....................................31

     8.1   Allocations of Net Profits and Losses from Operations .............31
     8.2   Special Items .....................................................32
     8.3   Distributions .....................................................32

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     8.4   Tax Distribution ..................................................34
     8.5   Limitations on Distributions ......................................34

ARTICLE 9  TAXES .............................................................35

     9.1   Elections .........................................................35
     9.2   Taxes of Taxing Jurisdictions .....................................35
     9.3   Tax Matters Member ................................................35
     9.4   Method of Accounting ..............................................35

ARTICLE 10 DISSOCIATION OF A MEMBER ..........................................35

     10.1  Dissociation ......................................................35
     10.2  Rights of Dissociating Member .....................................36

ARTICLE 11 ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS .....................37

     11.1  Rights of Assignees ...............................................37
     11.2  Admission of Substitute Members ...................................37

ARTICLE 12 DISSOLUTION AND WINDING UP ........................................37

     12.1  Dissolution .......................................................37
     12.2  Effect of Dissolution .............................................38
     12.3  Distribution of Assets on Dissolution .............................38
     12.4  Winding Up and Certificate of Dissolution .........................38

ARTICLE 13 DEVELOPMENT, CONSTRUCTION AND MARKETING OF THE PROJECT ............39

     13.1  Development and Construction of the Project .......................39
     13.2  Marketing and Advertising .........................................39
     13.3  Sales of Residences ...............................................40
     13.4  Southern Highlands Tradename ......................................40
     13.5  Special Fees ......................................................40
     13.6  Commission ........................................................40

ARTICLE 14 AMENDMENT .........................................................40


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ARTICLE 15 MISCELLANEOUS PROVISIONS ..........................................40

     15.1  Entire Agreement ..................................................40
     15.2  No Partnership Intended for Nontax Purposes .......................41
     15.3  Rights of Creditors and Third Parties under Agreement .............41
     15.4  Indemnification by Members and Manager ............................41
     15.5  Indemnification by Company ........................................42
     15.6  Gender and Number .................................................42
     15.7  Articles and Other Headings .......................................42
     15.8  Counterparts ......................................................42
     15.9  Successors ........................................................43
     15.10 Governing Law .....................................................43
     15.11 Separate Representation ...........................................43
     15.12 Notices ...........................................................43

ARTICLE 16 DEFINITIONS .......................................................44


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                              OPERATING AGREEMENT
                                       OF
                SOUTHERN HIGHLANDS/CHRISTOPHER HOMES I, L.L.C.,
                       a Nevada Limited Liability Company

         This Operating Agreement of Southern Highlands/Christopher Homes I, L.L.C., Nevada limited liability company (the "Company"), organized pursuant to the Nevada Limited Liability Company Act, is entered into as of September 10th, 1999 (the "Effective Date"), by and among Southern Highlands Development Corporation, a Nevada corporation (the "Southern Highlands"), J. Christopher Stuhmer ("Stuhmer") and Christopher Homes Custom Home Division, Inc., a Nevada corporation ("Chris Homes" or the "Manager"). Unless otherwise defined herein, all capitalized terms shall have the meanings which are set forth for such terms in Article 16.

                                R E C I T A L S:

         This Operating Agreement ("Agreement") is entered into based upon the following facts and stated purposes:

         A. Southern Highlands is the owner of approximately 42.965 acres of land ("Parcel 305") located within real property commonly known as the Southern Highlands Master Planned Community, located in Clark County, Nevada. The legal description of Parcel 305 is set forth on Exhibit "A" attached hereto and incorporated by this reference;

         B. Stuhmer, Southern Highlands and the Manager have formed the Company as a limited liability company pursuant to the provisions of the Nevada Limited Liability Act, NRS 86.010, et seg. (the "Act"), as the same may be amended from time to time;

         C. Stuhmer, Southern Highlands and the Manager deem this Agreement to be necessary, appropriate and advisable in order to specify the terms of their undertakings and obligations with respect to the conduct of the business and affairs of the Company; and

         D. After the formation of the Company, Southern Highlands, Stuhmer and the Manager contemplate forming a second limited liability company named Southern Highlands/Christopher Homes II, L.L.C. ("SH/CH II") to own, develop and separately finance approximately 40 additional acres of land currently owned by Southern Highlands ( "Parcels 306 and 307") in the immediate vicinity of Parcel 305.

         NOW, THEREFORE, the forgoing parties hereby agree as follows:


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                                   ARTICLE 1
                           FORMATION; REPRESENTATIONS

         1.1 Organization. The Company has been organized as a Nevada Limited Liability Company pursuant to the provisions of the Act. Stuhmer and Southern Highlands are the sole Members and their membership interests in the Company are referred to as "Interests."

         1.2 Formation. The Company shall be formed and operated as a limited liability company under the Nevada Limited Liability Company Act, subject to the provisions set forth in this Agreement. The Members intended that the Company shall not be a partnership or joint venture except for federal income tax purposes.

         1.3 Name. The name of the Company is Southern Highlands/Christopher Homes I, L.L.C., and all of the Company's business shall be conducted solely under such name or under any other name which is approved by the Members, but in any case, only to the extent permitted by applicable law.

         1.4 Effective Date. This Agreement is effective as of the Effective
Date.

         1.5 Term. The Company shall have perpetual life and shall only be dissolved and its affairs wound up in accordance with this Agreement.

         1.6 Resident Agent and Registered Office. The resident agent and the registered office shall be that person and location reflected in the Articles. (The initial resident agent is John Sacco, 808 South Seventh Street, Las Vegas, Nevada 89101.) The Manager may, from time to time, with the written consent of both Members, change the resident agent and registered office through appropriate filings with the Nevada Secretary of State. In the event the resident agent ceases to act as such for any reason or the registered office shall change, the Manager shall promptly designate a replacement agent or file a notice of change of address as the case may be, with the written consent of both Members. The resident agent shall promptly furnish to each Member and to the Manager any notice received by the resident agent of any lawsuit or governmental proceeding commenced against the Company.

         1.7 Representations and Warranties of the Manager. The Manager represents and warrants to Southern Highlands and the Company that upon formation of the Company and upon the subsequent closing of the financing for the Project, in all cases:

                  1.7.1 The Company and the Manager each have the full power, authority and legal right to engage in all the transactions contemplated by this Agreement;

                  1.7.2 There is no suit, action or proceeding pending or, threatened against or affecting the Project or the Manager before or by any court, administrative agency

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         or other governmental authority which could affect the validity of the transactions contemplated hereby or could interfere with the ability of the Manager to comply with the terms hereof;

                  1.7.3 Neither the execution nor delivery of this Agreement nor the distributions to be made to Southern Highlands, including any distribution to Southern Highlands of any portion of any Deposit made by the prospective purchaser of a Lot or Residence, will conflict with or result in a breach of any of the provisions of any law, ordinance, judgment, order, writ, injunction or decree of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which the Company, the Manager or any of its Affiliates is a party or by which any of them is bound, or constitute a default under any thereof, or conflict with or result in a breach of any applicable law, rule or regulation of any such governmental authority, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Manager or any of its Affiliates;

                  1.7.4 No consent, approval or other authorization of or by any court, administrative agency or other governmental authority or any other entity, including any shareholder of Manager, is required in connection with the execution, delivery or compliance with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  1.7.5 There is no existing action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign or, pending or threatened against or affecting the Manager which could result in any material and adverse change in its condition (financial or otherwise), earnings, business affairs or business prospects, or which could materially and adversely affect the legality, validity or enforceability of this Agreement or which could have a material and adverse effect upon the Company or upon the Manager's ability to consummate the transactions and agreements contemplated by this Agreement, or to fulfill its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Manager is a party or which affect any of their properties, including ordinary routine litigation incidental to their business, if any, would not have a material and adverse effect on the Company's condition (financial or otherwise), earnings, affairs, business or business prospects;

                  1.7.6 The Project and all Residences constructed as part of the Project:

                           1.7.6.1 will conform to all applicable governmental
                  laws, ordinances, codes, regulations and administrative orders so as to permit the intended development of the Project and the intended sale of Lots and Residences; and

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                           1.7.6.2 will conform to and will not violate any
                  private restrictions, agreements, easements, covenants, conditions or servitudes, or any declaration of any of the foregoing, affecting the Project or the Manager.

                  1.7.7 All water, sewer, electric, gas, telephone and other utilities and services required to operate the Project and all necessary consents, licenses, permits, approvals or variances for the development of the Project (including, without limitation, all necessary building, zoning and other permits) have been obtained by the Company or can be obtained by the Company on reasonable terms and within a time period after the formation of the Company that will not impede the development of the Project, and there is no legal impediment to the development of the Project;

                  1.7.8 The Manager has not assigned, pledged, granted a security interest in, or otherwise encumbered its right in or to any portion of this Agreement;

                  1.7.9 The Manager is a duly organized Nevada corporation and all approvals and consents (including any "internal" or shareholder consents) required to be obtained by the Manager to become a party to this Agreement and to consummate the transactions contemplated by this Agreement have been obtained and are in effect;

                  1.7.10 No representation or warranty by the Manager in this Agreement and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Southern Highlands pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  1.7.11 The Manager has inspected Parcel 305, has satisfied itself through its own due diligence efforts that Parcel 305 is suitable for development, and before the Contribution Date will have determined that the Parcel can be developed in accordance with the Development Budget;

                  1.7.12 The Manager will prepare and submit to Southern Highlands for its approval the Project Projections, the Development Budget, the Marketing Budget, the Marketing Material, and the Standard Sales Contact, before the Contribution Date;

                  1.7.13 The Project will be completed in a manner that is consistent with the Southern Highlands Master Planned Community standards, including

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         landscaping standards, improvement standards and design standards, as incorporated in the Development Declaration;

                  1.7.14 The Manager shall at all times maintain all licenses, permits, insurance and bonds required for the Project, including any bonding necessary to enable the Company to distribute the Deposits to the Members; and

                  1.7.15 Manager will have reviewed and approved each of the Master Planned Criteria Documents before the Contribution Date.

         All of the representations and warranties of the Manager shall survive the termination of the Company.

         1.8 Representations and Warranties of Stuhmer. Stuhmer represents and warrants to Southern Highlands and the Company that upon formation of the Company and upon closing of the financing of the Project, in all cases:

                  1.8.1 The Company and the Manager each have the full power, authority and legal right to engage in all the transactions contemplated by this Agreement;

                  1.8.2 There is no suit, action or proceeding pending or, threatened against or affecting the Project, the Manager or Stuhmer before or by any court, administrative agency or other governmental authority which could affect the validity of the transactions contemplated hereby or could interfere with the ability of Stuhmer or the Manager to comply with the terms hereof;

                  1.8.3 Neither the execution nor delivery of this Agreement nor the distributions to be made to Southern Highlands will conflict with or result in a breach of any of the provisions of any judgment, order, writ, injunction or decree of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which the Manager or Stuhmer or any of its Affiliates is a party or by which any of them is bound, or constitute a default under any thereof, or, conflict with or result in a breach of any applicable law, rule or regulation of any such governmental authority, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Manager, Stuhmer or any of their respective Affiliates;

                  1.8.4 No consent, approval or other authorization of or by any court, administrative agency or other governmental authority or any other entity, including any shareholder of Manager, is required in connection with the execution, delivery or compliance with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

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                  1.8.5 There is no existing action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign or, pending or threatened against or affecting Stuhmer which could result in any material and adverse change in their condition (financial or otherwise), earnings, business affairs or business prospects, or which could materially and adversely affect the legality, validity or enforceability of this Agreement or which could have a material and adverse effect upon the Company, Stuhmer or upon the Manager's ability to consummate the transactions and agreements contemplated by this Agreement, or to fulfill its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Manager is a party or which affect any of their properties, including ordinary routine litigation incidental to their business, if any, would not have a material and adverse effect on the Company's condition (financial or otherwise), earnings, affairs, business or business prospects;

                  1.8.6 The Project:

                           1.8.6.1 will conform to all applicable governmental
                  laws, ordinances, codes, regulations and administrative orders so as to permit the intended development of the Project and the intended sale of Lots and Residences; and

                           1.8.6.2 will conform to and will not violate any
                  private restrictions, agreements, easements, covenants, conditions or servitudes, or any declaration of any of the foregoing, affecting the Project, the Manager or Stuhmer.

                  1.8.7 Intentionally deleted.

                  1.8.8 Stuhmer has not assigned, pledged, granted a security interest in, or otherwise encumbered all or any portion of his Interest.

                  1.8.9 All approvals and consents (including any "internal" corporate or shareholder consents) required to be obtained by the Manager to become a party to this Agreement and to consummate the transactions contemplated by this Agreement have been obtained are in effect;

                  1.8.10 No representation or warranty by Stuhmer in this Agreement and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Southern Highlands pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and

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         All of the representations and warranties of Stuhmer shall survive the termination of the Company.

         1.9 Representations and Warranties of Southern Highlands. Southern Highlands represents and warrants to Stuhmer and to the Company that on the date hereof:

                  1.9.1 Southern Highlands has the full power, authority and legal right to engage in all the transactions contemplated by this Agreement including the conveyance of Parcel 305 to the Company and has full power, authority and legal right to execute and deliver, and to comply with its obligations under this Agreement;

                  1.9.2 Neither the execution nor delivery of this Agreement will conflict with or result in a breach of any of the provisions of any judgment, order, writ, injunction or decree of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which Southern Highlands or any of its Affiliates is a party or by which any of them is bound, or constitute a default under any thereof, or conflict with or result in a breach of any applicable law, rule or regulation of any such governmental authority, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Southern Highlands;

                  1.9.3 No consent, approval or other authorization of or by any court, administrative agency or other governmental authority or any other entity is required in connection with the execution, delivery or compliance with the provisions, of this Agreement by Southern Highlands;

                  1.9.4 There is no suit, action or proceeding pending or threatened against or affecting Southern Highlands before or by any court, administrative agency or other governmental authority which would affect the validity of the transactions contemplated thereby or could interfere with the ability of Southern Highlands to comply with the terms hereof.

                  1.9.5 There is no existing action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign or, pending or threatened against or affecting Southern Highlands which could result in any material and adverse change in its condition (financial or otherwise), earnings, business affairs or business prospects, or which could materially and adversely affect the legality, validity or enforceability of this Agreement or which could have a material and adverse effect upon Southern Highlands' ability to consummate the transactions and agreements contemplated by this Agreement, or to fulfill Southern Highlands' obligations hereunder.


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                  1.9.6 The final routing plan setting forth the layout of the
         Southern Highlands golf course has been approved by Southern Highlands; the operational guidelines, the membership structure and the membership guidelines for the golf course have been established by Southern Highlands (which structure and guidelines are subject to modification without notice to or the approval of the Company, Stuhmer or the Manager); the clubhouse for the golf course has been designed and the clubhouse is under construction; the layout plans for the general locations of the arterial Southern Highlands Master Planned Community roadways and wet utilities accessing Parcel 305 have been prepared and delivered to Stuhmer; and Southern Highlands has developed a construction schedule (a copy of which has been delivered to Stuhmer and which is subject to change) that estimates the time to complete certain components of the Southern Highlands Master Planned Community that would directly affect the development of Parcel 305 (provided; however, that none of the foregoing representations or warranties regarding the golf course or the other elements of the Southern Highlands Master Planned Community shall grant or convey to the Company, Stuhmer, the Manager or any purchaser of a Lot or Residence from the Company any interest in the golf course, any membership rights, privileges or priorities or any interest in any real property owned by Southern Highlands (other than Parcel 305)). Southern Highlands also shall not wilfully or intentionally impede, or impede through Southern Highlands' gross negligence, in its capacity as the owner or developer of real property located within the Southern Highlands Master Planned Community, the development of the Project by the Company in accordance with the Development Budget.

                  1.9.7 Southern Highlands shall provide to the Company for the purpose of developing Parcel 305 not later than the Contribution Date:
         (i) temporary construction electrical services access (to be metered to and paid by the Company) for a period of time sufficient to permit the development of the Project and in a capacity sufficient to allow the Company to commence the construction by the Company of basic infrastructure for the Project, (ii) within ninety (90) days after the Contribution Date, access at the boundary of Parcel 305 to water service infrastructure and sewer service infrastructure sufficient in capacity to support the development of the Project (with such water and sewer services to be metered to and paid by the Company), and (iii) temporary construction access to Parcel 305 across the other real property owned by Southern Highlands. Southern Highlands also shall not wilfully or intentionally impede, or impede through Southern Highlands' gross negligence, in its capacity as the owner or developer of real property located within the Southern Highlands Master Planned Community, the development of the Project by the Company in accordance with the Development Budget. Southern Highlands shall cause the "parent" final map creating legal Parcel 305 to be recorded prior to the Contribution Date, to the extent any Lender

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         to the Company requires such recording as a condition precedent to funding any Loan to the Company.

                  1.9.8 No representation or warranty by Southern Highlands in this Agreement and no exhibit, document, statement, certificate or schedule furnished or to be furnished by Southern Highlands pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         All of the representations and warranties of Southern Highlands shall survive the termination of the Company.

                                   ARTICLE 2
                               NATURE OF BUSINESS

         The Company is formed for the sole purpose of owning, developing, constructing, marketing, and selling Residences on Parcel 305 (the "Project") at a profit in accordance with the Development Budget. The Company shall be authorized to do any lawful act now and hereafter permitted by the laws of the State of Nevada in furtherance of, or convenient to, accomplishing its stated purpose. The Company shall not engage in any other business activities without the express written consent of both Members.

         The Company is a single purpose entity. The Manager shall not permit the funds of the Company to be commingled with the funds of any other Person, including the funds of SH/CH II. The Company will maintain its own bank accounts. The Manager will cause the Company to maintain and utilize separate stationery, invoices and checks, and shall cause the business of the Company to be conducted in its own name and shall promptly correct any third party misunderstanding known to the Manager regarding the ownership of the business of the Company.

                                   ARTICLE 3
                 ACCOUNTING AND RECORDS; AFFILIATE TRANSACTIONS

         3.1 Records to be Maintained. The Company shall maintain the following records at the offices of the Manager:

                  3.1.1 A current list of the full name and last known business address of each Member and the Manager;

                  3.1.2 A copy of the filed Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any Articles have been executed;

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                  3.1.3 A copy of this Agreement, including all amendments
         thereto;

                  3.1.4 A copy of each Affiliate Agreement; and

                  3.1.5 A copy of each financial statement, record, budget or report contemplated by this Agreement.

All of the financial statements and business records of the Company shall be available for inspection and copying during normal business hours by any Member and its representatives and agents upon not less than 48 hours written notice to the Manager.

         3.2 Reports to Members; Verification and Inspection.

                  3.2.1 The Manager shall provide monthly and annual written reports to the Members that shall include a balance sheet, an income statement, a statement of cash receipts and disbursements, a schedule of all Fees and other amounts paid or accrued to be paid to the Manager or any Affiliate of the Manager, a schedule of all Lots and Residences sold within the reporting period, a schedule of all draws under the Loan, a statement that discloses how actual expenditures vary from budgeted items, a schedule that shows how actual construction and sale activity at the Project varies from budgeted items, a statement disclosing the proceeds of each sale, a copy of the final escrow settlements for such sale, a schedule of any distributions made to the Members, and a report of the accrued Preferred Return and the amount of Unpaid Prorata Land Basis. Each report shall be prepared and distributed within thirty (30) days after the end of each reporting period.

                  3.2.2 The Manager shall provide each Member with information returns required by the Code or the Act.

                  3.2.3 The Manager shall maintain a record of the Capital Account for each Member in accordance with Article 7.

                  3.2.4 The Manager shall promptly notify each Member in writing of the occurrence of any circumstance or event that may materially affect the Project, including any claim or demand by a purchaser of a Lot or Residence in excess of $30,000 in amount, the occurrence of any material or uninsured casualty to any property of the Company, any governmental claim where the dollar amount at issue may exceed $30,000.

                  3.2.5 At any time during normal business hours and upon not less than 48 hours advance notice to the Manager, any Member and its authorized agents and employees may review and copy (at such Member's expense) any records or reports relating to the Project.

                  3.2.6 At the request of any Member, the financial statements and reports for the Company for any period shall be audited by an independent firm of certified public accountants

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chosen by the Member requesting the audit. If the results of such audit disclose a material discrepancy (more than five percent (5%) in the amount distributable to a Member requesting such audit (i.e., if the amount for any calendar month or greater period of time actually distributed to a Member by the Company is 95% or less than the amount that should have been distributed to such Member for the same period, if distributions had been made in accordance with this Agreement), such discrepancy in distributions shall be promptly remedied by the Manager, and the full cost and expense of such audit shall be borne by the Manager. In all other circumstances, the full cost and expense of such audit shall be borne by the Member requesting the audit, and any non-material discrepancy in distributions to be paid to any Member shall be promptly remedied by the Manager.

         3.3 Affiliate Transactions. The Manager is authorized to cause the Company to enter into agreements on behalf of the Company with Affiliates of Stuhmer or the Manager relating to the Project or Parcel 305, provided (i) that Southern Highlands is given prior written notice of each Affiliate Agreement and a reasonable opportunity to review such agreement, (ii) any such agreement is made on terms which the Manager hereby represents are reasonable and in the best interests of the Company and consistent with the Development Budget and Marketing Budget approved by the Members, and (iii) the terms of each agreement are no less favorable than those which the Company would have obtained in an arm's length transaction with an unrelated third party. No provision of this Agreement, including this Section 3.3, shall be construed to authorize Southern Highlands to review or approve any employment, directorship agreement, consulting agreement, shareholder agreement, or ownership agreement between Stuhmer and Chris Home and/or Fortress.

         3.4 Insolvency.

                  (a) If the Manager commences a voluntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency, if an order for relief or similar determination is entered in an involuntary case under the federal bankruptcy laws or any other federal or state law relating to insolvency, or if a receiver, liquidator, assignee, trustee, custodian or other similar person is appointed, voluntarily or involuntarily, for the assets of the Manager, then the Manager, (the "Insolvent Party"), automatically shall cease to have the right to direct the management of the Company and the Company shall be solely managed by a successor Manager appointed in accordance with Section 3.6. Such suspension of the Insolvent Party's management rights shall not affect the Insolvent Party's interest in Fees earned before the commencement of such insolvency proceeding, if any. The Manager acknowledges that if it becomes an Insolvent Party, the Manager would have a conflict of interest in representing the best interests of the Company and its Members and simultaneously protecting the interests of creditors of the Manager under the federal bankruptcy laws, if the Manager retained such management rights. The Insolvent Party shall regain its voting and any rights to manage the Company upon the effective date of a plan of reorganization under federal bankruptcy laws, provided the Insolvent Party is not

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                                                                        9/10//99

         otherwise in breach of this Agreement and has assumed all of its obligations hereunder and not assigned any of such obligations.

                  (b) If Stuhmer commences a voluntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency, if an order for relief or similar determination is entered in an involuntary case under the federal bankruptcy laws or any other federal or state law relating to insolvency, or if a receiver, liquidator, assignee, trustee, custodian or other similar person is appointed, voluntarily or involuntarily, for the assets of Stuhmer, then Stuhmer (the "Insolvent Party"), automatically shall cease to have any right to participate in the management of the Company. Such suspension of the Insolvent Party's management rights shall not affect the Insolvent Party's interest in the Profits, Losses, or capital of the Company. Stuhmer acknowledges that if he becomes an Insolvent Party, he would have a conflict of interest in representing the best interests of the Company and its Members and simultaneously protecting the interests of his creditors under the federal bankruptcy laws, if he retained such management rights. The Insolvent Party shall regain its voting and any rights to participate in the management of the Company upon the effective date of a plan of reorganization under federal bankruptcy laws, provided the Insolvent Party is not otherwise in breach of this Agreement and has assumed all of its obligations hereunder and not assigned any of such obligations.

                  (c) If Southern Highlands commences a voluntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency, if an order for relief or similar determination is entered in an involuntary case under the federal bankruptcy laws or any other federal or state law relating to insolvency, or if a receiver, liquidator, assignee, trustee, custodian or other similar person is appointed, voluntarily or involuntarily, for the assets of Southern Highlands (the "Insolvent Party"), Southern Highlands automatically shall cease to have the right to participate in the management of the Company. Such suspension of the Insolvent Party's management rights shall not affect the Insolvent Party's interest in the Profits, Losses, or capital of the Company. Southern Highlands acknowledges that if it becomes an Insolvent Party, Southern Highlands would have a conflict of interest in representing the best interests of the Company and its Members and simultaneously protecting the interests of its creditors under the federal bankruptcy laws. The Insolvent Party shall regain its voting and any rights to manage the Company upon the effective date of a plan of reorganization under federal bankruptcy laws, provided the Insolvent Party is not otherwise in breach of this Agreement and has assumed all of its obligations hereunder and not assigned any of such obligations.

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         3.5 Assurance of Performance: Undertakings.

                  3.5.1 The Manager represents and warrants to the Company and to each Member that all of the work and services performed by the Manager and/or its Affiliates in connection with the development of Parcel 305, the sale of Lots and Residences, and the construction and marketing of Residences shall be performed promptly, within the parameters of the Development Budget and Marketing Budget, in full compliance with all applicable laws and contractual limitations including any restrictions imposed by any lender to the Company, and the Manager shall indemnify the Company for any claims brought by purchasers of Lots or Residences from the Company.

                  3.5.2 The Manager hereby represents and warrants for the benefit of Southern Highlands that it and each of the Affiliates will perform their respective duties hereunder and under any Affiliate Agreement in accordance with such agreements.

                  3.5.3 The Manager shall use its best efforts to cause the Company (i) to comply with the requirements of any Loan financing secured for the Project, (ii) to comply with all governmental requirements and restrictions affecting the Project and sale of Lots and Residences, and (iii) to comply with any request made by Southern Highlands for information on the status of the Project, including Lot and Residence sales.

                  3.5.4 The Manager represents and warrants for the benefit of Southern Highlands that it will use its best efforts in the development, profitable operation and management of the Project.

                  3.5.5 The Manager represents and warrants for the benefit of Southern Highlands that Marketing Material for the Project shall not suggest in any way that any purchaser of a Lot or Residence has any rights or privileges with respect of the Southern Highlands golf course or any of the other amenities in the Southern Highlands Master Planned Community.

                  3.5.6 Southern Highlands represents and warrants for the benefit of the Company that it will timely satisfy its obligations under this Agreement, including Sections 1.9.6 and 1.9.7, in a manner so as to not wilfully or intentionally impede, or impede through the gross negligence of Southern Highlands, the development of the Project.

                  3.5.7 Southern Highlands further agrees that in the event Southern Highlands does not provide construction grade water and sewer access for the Project within the first 90-days after the Contribution Date, Southern Highlands shall promptly reimburse the Company for any interest expense incurred under any Loan then outstanding to the Company for the Project from and after such ninetieth day until such access is made available by Southern Highlands.


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         3.6 Replacement of the Manager.

                  3.6.1 Upon the occurrence of a Manager Default, Southern Highlands shall have the unilateral right to remove Chris Homes and any successor Stuhmer-Controlled Manager by notice to Stuhmer and the Manager. Such removal shall be effective on the date specified in such notice, not to be earlier than forty-five (45) days following the date of such notice and not before the time has expired to cure such Manager Default, as specified by this Agreement. Upon receipt of such notice of removal by Southern Highlands, Stuhmer shall have fifteen (15) days within which to irrevocably elect to appoint a new Stuhmer-Controlled Manager, which Stuhmer-Controlled Manager shall be required to assume the obligations of successor Manager not later than the expiration of the foregoing 45 day period. If Stuhmer fails or refuses for any reason to appoint a successor Stuhmer-Controlled Manager within the time allowed, Southern Highlands shall be authorized to unilaterally appoint a successor Manager. The only qualification for any successor Manager appointed by Southern Highlands is that such successor Manager must be approved by the Lender.

                  3.6.2 At any time and upon not less than 45 days advance notice to Chris Homes, Stuhmer may require that Chris Homes be removed as Manager, with or without cause, and replaced with a Stuhmer-Controlled Manager.

                  3.6.3 Stuhmer shall have the right to appoint a Stuhmer-Controlled Manager only once under this Agreement.

                  3.6.4 Any successor Manager must agree to assume all of the obligations and duties of the original Manager and to promptly cure any Manager Default of the removed Manager. Any removed Manager shall not be entitled to earn any more Fees after such removal. Upon removal, the removed Manager shall cooperate with the Company and successor Manager, shall promptly provide all of the books and records of the Company to the successor Manager, and shall make available to the Company all of the plans, designs and specifications required to complete the construction of Residences that were under construction at the time of the removal.

                  3.6.5 All parties, acting reasonably, promptly and in good faith, shall execute and deliver an amendment to this Agreement and the Articles which implements the changes described in this Section.

                  3.6.6 In addition to having the right to remove the Manager upon the occurrence of a Manager Default, Southern Highlands shall have all other rights and remedies available to it at law, in equity or otherwise as a result of a Manager Default under this Agreement, including, without limitation, the right to bring suit against the Manager and Stuhmer for damages.


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                  3.6.7 In the event Chris Homes is removed as Manager, the
Company shall be permitted to continue to use the tradename "Christopher Homes" in connection with the sale of any Residence the construction of which had began before such removal.

         3.7 Special Indemnity and Limitation on Stuhmer Personal Liability. Stuhmer represents and warrants that during any period that he is acting as, or has the title of, president or chief executive or operating officer of Chris Homes, and Chris Homes is the Manager, Stuhmer will use his best efforts to cause Chris Homes to promptly and fully satisfy each of its contractual obligations under this Agreement. In the event Stuhmer exercises his right to replace Chris Homes, as the initial Manager, with any Stuhmer-Controlled Manager, Stuhmer will use his best efforts to cause any such Stuhmer-Controlled Manager to promptly and fully satisfy each of its contractual obligations under this Agreement. Stuhmer also shall indemnify and hold Southern Highlands harmless from any loss or expense (including any delay in the Project) attributable to any claim by Chris Homes or its shareholder that: (i) its removal as Manager is not authorized or (ii) this Agreement or the transactions contemplated by this Agreement did not receive all required corporate or shareholder approvals (a "Chris Homes Claim"). The foregoing representations and warranties of Stuhmer are a personal obligation of Stuhmer that shall survive the termination of the Company. The foregoing representations and warranties of Stuhmer do not constitute a guarantee of the accuracy of any Project Projections or a guarantee that the Project will be profitable. Stuhmer shall not be liable under this Section 3.7 for any act or omission of Chris Homes or a Stuhmer-Controlled Manager that represents only negligence or a reasonable mistake in business judgment; however, Stuhmer shall be personally liable under this Section 3.7 for any Chris Homes Claim and any act or omission of Chris Homes or a Stuhmer-Controlled Manager that constitutes gross negligence or a wilful or intentional act or omission.

                                   ARTICLE 4
                             TRANSFER OF INTERESTS

         4.1 Transfer Restrictions.

                  (a) The Interests are not transferrable in whole or in part during the Project. The Members have formed the Company for the express purpose of completing the Project over the course of approximately sixty (60) months commencing on the Contribution Date. The full and complete commitment of both Members and the Manager to the Company and the Project is required. Both Members agree that the restrictions on transfers of Interests are fair and reasonable given the limited purpose and short duration of the Project. In the event of the death of Stuhmer, his Interest shall be held by the personal representative of his estate, as an Assignee, provided his estate or other transferee may be admitted as a Member with the written consent of Southern Highlands, which will not be unreasonably withheld. With the advance written consent of Southern Highlands, which will not be unreasonably withheld, Stuhmer may transfer all or part of his

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                                                                        9/10//99

         Interest to a family trust or family limited partnership, provided such transfer is approved by each Lender and provided, further, that Stuhmer shall retain all voting and approval rights with respect of such Interest and shall remain obligated personally under this Agreement for all of his undertakings, contribution obligations, representations, warranties and indemnification obligations.

                  (b) In the event of the death of Stuhmer or dissolution of his marriage of Stuhmer, and if his spouse acquires an Interest in the Company, she agrees that she will engage (at her expense) an experienced residential real estate developer to advise her on all matters arising hereunder that would have required the approval of Stuhmer.

         4.2 Admission of Additional Members. With the written consent of both Members, Additional Members may be admitted to the Company subject to the contribution of such consideration to the Company as may be determined by the Members and the execution of an agreement that such Additional Member agrees to be bound by the terms of this Agreement.

         4.3 Intentionally Deleted.

         4.4 Securities Law Restrictions. In addition to any restrictions an the transferability of any Interest, each of the Members expressly acknowledges that the Interests have not been registered under the Securities Act of 1933 (the "1933 Act"), or applicable state securities laws. Each Member understands that the Interests have been issued in reliance on an applicable exemption from registration under the 1933 Act. Each Member represents and warrants that (i) its Interest is being acquired solely for its own account, for investment purposes only, and is not for distribution, subdivision, or fractionalization thereof: and (ii) other than as disclosed herein, it has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Interest, or which would guarantee to it any profit, or protect it against any loss, with respect to the Interest and it has no plans to enter into any such agreement or arrangement. Each Member further understands that it must bear the economic risk of the investment in the Interest for an indefinite period of time.

         4.5 Breach or Default by Manager or Stuhmer.

                  4.5.1 Notwithstanding anything to the contrary contained in this Agreement:

                           (a) so long as a Manager Default shall be outstanding
                  hereunder; or

                           (b) Stuhmer, the Manager or any of their respective
                  Affiliates shall be in default under this Agreement or any Affiliate Agreement; or

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                           (c) there shall be a Monetary Default (as defined
                  below) under any Loan related to the Project;

all distributions or payments of Fees which, but for this Section 4.5 would be payable to Stuhmer or the Manager shall be deposited with a title insurance company or another escrow agent located in Clark County, Nevada selected by Southern Highlands ("Escrow Agent") pursuant to an escrow agreement approved by Southern Highlands ("Escrow Agreement") (but credited as distributed to Stuhmer or paid to the Manager for record keeping purposes) and shall be retained by the Escrow Agent in an interest bearing account pending a prompt determination, in accordance with this Agreement, of any damages incurred by the Company or Southern Highlands, whereupon such escrowed distributions shall be applied to satisfy and pay such damages and the balance, if any, shall be paid promptly to Stuhmer or the Manager. Stuhmer, the Manager and Southern Highlands shall cooperate to promptly determine the amount of the damages recoverable by Southern Highlands or the Company, if any, pursuant to an arbitration proceeding conducted in accordance with Section 4.7 hereof.

                  4.5.2 Notwithstanding anything to the contrary contained in this Agreement, Southern Highlands shall not exercise any of its rights or remedies under this Agreement in connection with any breach by Stuhmer, the Manager or the Affiliates of either of them, unless and until Southern Highlands shall have given Stuhmer or the Manager written notice of said breach or default and Stuhmer, the Manager or its Affiliates, as the case may be, shall have received the notice and have had an opportunity to cure such breach or default to the extent specified in the definition of Manager Default set forth in this Agreement.

                  4.5.3 As used herein, "Monetary Default" shall mean a failure to pay any sum or funds due and payable under any agreement or obligation, including any Loan agreement to which the Company is a party, after the expiration of any cure period provided in such agreement.

         4.6 Breach or Default by Southern Highlands.

                  4.6.1 Notwithstanding anything to the contrary contained in this Agreement:

                           (a) if there is a breach or default by Southern
                  Highlands under this Agreement, and

                           (b) Southern Highlands fails to cure such breach or
                  default within thirty (30) days after written notice of such breach or default from Stuhmer or the Manager, or to begin to cure such breach or default under circumstances where more than thirty (30) days are reasonably required to cure such breach or default;

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                                                                        9/10//99

all distributions which, but for this Section 4.6 would be payable to Southern Highlands shall be deposited with a title insurance company or another escrow agent located in Clark County, Nevada selected by Stuhmer ("Escrow Agent") pursuant to an escrow agreement approved by Stuhmer ("Escrow Agreement") (but credited as distributed to Southern Highlands for record keeping purposes) and shall be retained by the Escrow Agent in an interest bearing account pending a prompt determination, in accordance with this Agreement, of any damages incurred by the Company, whereupon such escrowed distributions shall be applied to satisfy and pay such damages and the balance, if any, shall be paid promptly to Southern Highlands. Stuhmer, the Manager and Southern Highlands shall cooperate to promptly determine the amount of the damages recoverable by the Company, if any, pursuant to an arbitration proceeding conducted in accordance with Section
4.7 hereof.

                  4.6.2 Notwithstanding anything to the contrary contained in this Agreement, neither Stuhmer nor the Manager shall exercise any of its rights or remedies under this Agreement in connection with any breach by Southern Highlands, unless and until Southern Highlands has received written notice of said breach or default and Southern Highlands shall have received the notice and have had an opportunity to cure such breach or default to the extent specified above.

         4.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, in Las Vegas, Nevada, by a single arbitrator who shall not be authorized to vary the terms of this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court in Nevada. The arbitrator shall award reasonable fees and expenses to the successful party in such arbitration. The Members and the Manager shall cooperate in an effort to promptly and efficiently resolve any disputed matter. The Members and the Manager expressly authorize and agree to adopt the so-called "expedited procedures" of the American Arbitration Association, and the Members and the Manager direct that any such arbitration be resolved within the 90 day period after either Member files an application to arbitrate any controversy or claim arising out of or relating to this Agreement.

                                   ARTICLE 5
                          RIGHTS AND DUTIES OF MEMBERS

         5.1 Meetings. Meetings of the Members, for any purpose or purposes, may be called by a Manager or by any Member. So long as the same is required by the Act, the Members shall meet at least annually.

         5.2 Notice of Meeting. Written notice, by mail or by telecopy, stating the place, day and hour of the meeting, and the purposes for which the meeting is called, shall be delivered not less than fifteen (15) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each Member of record entitled to vote at such meeting on the certificate roster as of the date the notice is prepared for delivery. It mailed, such notice shall be deemed to be

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delivered when deposited in the United States mail, addressed to the Member at its address as it appears on the certificate roster, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign a written waiver of notice of such meeting, or subsequently ratify all of the proceedings thereof, the transactions of such meeting are as valid as if the meeting were formally called and notice had been given.

         5.3 Quorum. At any meeting of the Members, the presence of all Members, represented in person or by proxy, shall constitute a quorum for the transaction of business. All Members shall make themselves available for each meeting of the Company.

         5.4 Order of Business. The order of business at all meetings of the Members shall be as follows:

         (a) Roll call.

         (b) Proof of notice of meeting or waiver of notice.

         (c) Reading of minutes of preceding meeting.

         (d) Report of the Manager.

         (e) Report of Committees.

         (f) Unfinished Business.

         (g) New Business.

         5.5 Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by its duly authorized attorney-in-fact. Such proxy shall be filed with a Manager of the Company before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of execution, unless otherwise provided in the proxy.

         5.6 Voting by Certain Members. Interests standing in the name of a corporation, partnership, limited liability company or other entity may be voted by such officer, partner, manager, member, agent or proxy as the bylaws or other governing document of such entity may prescribe or, in the absence of such provision, as the Board of Directors or other authorized representative of such entity may determine. Any voting or approval rights attributable to any Interest held by a trustee, personal representative, administrator, executor, guardian or conservator may be voted by such Person, either in person or by proxy; provided, however that any voting or approval rights attributable to Interests held by any family limited partnership or family trust established by or for Stuhmer or members of his family shall always be exercised exclusively by Stuhmer, personally. Interests held by an Assignee do not have any voting or approval rights.

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         5.7 Manner of Acting.

                  5.7.1 For any action by the Members, the unanimous approval of all Members shall be required except for (i) unilateral Member actions expressly allowed by Section 3.6, (ii) unilateral Member actions allowed under Section
3.4 because a Member is an Insolvent Member, (iii) unilateral Member actions allowed under Sections 4.5 and 4.6 because of a breach of this Agreement, (iv) unilateral Member action to commence an arbitration proceeding, and (v) various rights granted to Southern Highlands under this Agreement to approve or disapprove certain matters, including Southern Highland's right to determine certain matters under Section 7.2 where the Manager or Stuhmer would have a conflict of interest.

                  5.7.2 The Manager of the Company shall preside at meetings of the Members. A record shall be maintained of the meetings of the Members. The Members may adopt their own rules of procedure which shall not be inconsistent with the laws of the State of Nevada or this Agreement.

                  5.7.3 A Member who is present at a meeting of the Members at which action on any matter is taken shall be presumed to have assented to the action taken, unless the Member's dissent shall be entered in the minutes of the meeting or unless the Member shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the meeting within five (5) days following the adjournment of the meeting. Such right to dissent shall not apply to a member who voted in favor of such action.

         5.8 Telephonic Meetings. Members may participate in any meeting of the Members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         5.9 Action by Consent. Unless otherwise provided by the laws of the State of Nevada, any action required or permitted to be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Members.

         5.10 Voting Rights of Members. The following matters require the unanimous consent of both Members:

                  5.10.1 Approval of the Parcel 305 Development Budget and the Project Projections, as well as any substantial changes thereto. For purposes of this subsection 5.10.1, a "substantial change" shall be deemed to mean, without limitation, any change except a change of $25,000 or less in any item in the Development Budget or Project Projections which, when aggregated with all other

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                                                                        9/10//99

         previous changes not specifically approved, is less than $200,000.00 in the aggregate.

                  5.10.2 Approval of the terms and provisions of all Loans and other financing arrangements obtained by the Company or secured by Company assets, including the terms of all loan agreements, notes, deeds of trust and other security agreements, and any changes to such loan or financing arrangements;

                  5.10.3 Approval of the Marketing Budget as well as any substantial changes thereto. For purposes of this subsection, a "substantial change" shall be deemed to mean, without limitation, any change which would increase the aggregate Marketing Budget to an amount in excess of seven percent of the budgeted Sales Revenues for the Project and any change that would authorize or permit the payment of sale commissions or incentives of more than 1% to Manager or Company employees or Affiliates or the payment of sales commission or incentives at a rate of more than 3% to independent "outside" brokers on the "base price" of a Lot and Residence, if it is a "to be built home," and 3% of the entire price of a Lot and Residence that is a "spec" home.

                  5.10.4 Any change in the stated purpose of the Company, including the acquisition of additional real property;

                  5.10.5 Except as specifically allowed and authorized as set forth herein, any cash or other monetary distribution by the Company;

                  5.10.6 Removal of Manager, except as otherwise provided in Sections 3.6;

                  5.10.7 Election of an accounting year other than a calendar year and any tax election by the Company, the approval (in advance of filing) of any federal income tax return for the Company;

                  5.10.8 Amendment to the Articles of Organization;

                  5.10.9 Dissolution of the Company (except to the extent authorized in Section 10.1);

                  5.10.10 Admission of Additional or Substitute Members;

                  5.10.11 Any Affiliate Agreement or amendment to an Affiliate Agreement;

                  5.10.12 The selection of the accountants and legal counsel to the Company;

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                                                                         9/1//99

                  5.10.13 Any matter or item that this Agreement states must be approved by both Members;

                  5.10.14 Any filing for bankruptcy or similar relief;

                  5.10.15 The commencement of any lawsuit; or

                  5.10.16 Any change in the zoning of Parcel 305 or any portion thereof.

Until otherwise modified or repealed by the unanimous consent of the Members, the authority to act, except for the matters set forth above or otherwise reserved to the Members pursuant to the Act or as otherwise set forth herein, on all matters on behalf of the Company shall be vested in the Manager,

         5.11 Other Rights of Members. By way of illustration, and not limitation, Members may:

                  5.11.1 Object to transfers of Interests;

                  5.11.2 Review the books and records of the Company;

                  5.11.3 Receive notice of resignation of Manager and officers; and

                  5.11.4 Receive distributions pursuant to Article 8.

                  5.11.5 Within five (5) days after any written request, Southern Highlands shall receive copies of Purchase Contracts, Agreements, Amendments thereto, Marketing Reports, Closing Statements for the sale of the Lots and Residences and each of the documents referred to in Section 3.2.1.

         5.12 Conflicts of Interest.

                  5.12.1 A Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that a Member may individually enter into transactions that are similar to the transactions into which the Company may enter with respect of real property other than Parcel
305. Each Member shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member, without the written consent of the other Member, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property employed in the development of Parcel 305, including information developed exclusively for the Company and opportunities offered by third parties in writing to the Company and within the scope of the Company's stated purpose of the development of Parcel
305. No Member shall have any obligation to account to the Company or any Member for any profits realized in connection with

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any non-Parcel 305 real property. The designs, plans and specifications for
Residences to be constructed on Parcel 305 shall not be treated as property of the Company upon the termination of the Company, but such designs, plans and specifications shall continue to be available to the Company during the course of the Project notwithstanding the removal of any Manager.

                  5.12.2 A Member, including a Manager, does not violate a duty or obligation to the Company merely because the Member's conduct furthers the member's own interest. Subject to Section 7.1.3 hereof, a Member may lend money to and transact other business with the Company; provided that the opportunity to make any loan to the Company first has been offered to both Members. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction it either the transaction is fair to the Company or the disinterested Manager or disinterested Member(s), in either case knowing the material facts of the transaction and the Member's interest, authorize, approve or ratify the transaction.

                  5.12.3 In the event Stuhmer or the Manager make any Loan to the Company permitted under this Agreement, in order to prevent the occurrence of a conflict of interest, Southern Highlands shall have the sole authority to direct the Company with respect to any election or other decision under such Loan, including any prepayments or any Loan collection or enforcement matters.

         5.13 Restrictions on Withdrawal. Neither Southern Highlands nor Stuhmer shall have any right to retire or withdraw voluntarily from the Company or to sell, transfer, pledge or assign all or any part of their Interest in the Company or to voluntarily commit an act that constitutes an event of withdrawal under the Act (except a limited transfer permitted by Section 4.1 hereof). Any voluntary act that constitutes an event of withdrawal from the Company shall constitute a material breach of this Agreement and the Company shall be entitled to collect damages for such breach. Such damages shall include (without limitation) any loss or expense suffered by the Company as a consequence of such event of withdrawal. Such damages shall offset any cash or other property otherwise distributable to the wrongfully withdrawing Member. A withdrawal from the Company by a Member, whether voluntary or involuntary, shall not accelerate the time within which the Company shall be required to make any distribution to such Member or pay any Fees to the Manager. If a Member exercises any power to withdraw from the Company in breach of this Agreement, they expressly waive any right to require under the Act or other applicable law a distribution from the Company before the Company's completion of the sale of all of the Lots and Residences in the Project at the end of the stated term of the Company and such Member further waives any right to require that such deferred distribution be secured by a bond or be payable with interest. These express waivers are given in recognition of the Company's need to retain its capital for its stated term and in further recognition that the Company was formed by Southern Highlands in reliance upon the expertise, experience and financial standing of Stuhmer and the Manager. In

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the absence of such waivers, Southern Highlands and Stuhmer would not have entered into this Agreement.

         5.14 Rejection.

                  (a) In the event Stuhmer files for bankruptcy or has a bankruptcy proceeding commenced against him and this Agreement is rejected pursuant to Bankruptcy Code, such rejection shall be a material breach of this Agreement and shall constitute a Manager Default. In such event, Southern Highlands shall be entitled to all of its remedies under this Agreement (including without limitation under Section 4.5 hereof), the Act and as otherwise provided under applicable law, subject to the applicable provisions of the Bankruptcy Code. If this Agreement is assumed by Stuhmer in a bankruptcy proceeding, it is not assignable.

                  (b) In the event the Manager files for bankruptcy or has a bankruptcy proceeding commenced against it and this Agreement is rejected pursuant to Bankruptcy Code, such rejection shall be a material breach of this Agreement and shall constitute a Manager Default. In such event, Southern Highlands shall be entitled to all of its remedies under this Agreement (including without limitation under Section 4.5 hereof), the Act and as otherwise provided under applicable law, subject to the applicable provisions of the Bankruptcy Code. If this Agreement is assumed by the manager in a bankruptcy proceeding, it is not assignable.

                  (c) In the event Southern Highlands files for bankruptcy or has a bankruptcy proceeding commenced against it and this Agreement is rejected pursuant to Bankruptcy Code, such rejection shall be a material breach of this Agreement. In such event, Stuhmer shall be entitled to all of its remedies under this Agreement (including without limitation under Section 4.5 hereof), the Act and as otherwise provided under applicable law, subject to the applicable provisions of the Bankruptcy Code. If this Agreement is assumed by Southern Highlands in a bankruptcy proceeding, it is not assignable.

                                   ARTICLE 6
                                    MANAGER

         6.1 Appointment and Authority. Until its removal, Chris Homes shall be the Manager of the Company. Chris Homes shall have no right to resign or delegate its duties under this Agreement to any third party without the written consent of both Members. Southern Highlands entered into this Agreement in reliance upon the reputation, experience and financial standing of Chris Homes and Stuhmer. Chris Homes is not a Member, and any successor Manager need not be a Member of the Company.

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         6.2 Term of Office. The Manager shall serve until the removal of such
Manager pursuant to Section 3.6.

                  6.3 Authority of Manager to Bind the Company. Subject to the limitations of Section 5.10 hereof, the Manager shall only have such rights and authority as are expressly stated in this Agreement. The Members may with the unanimous approval of both Members at any time limit or reduce the authority of the Manager (but the requirement of unanimity shall not apply to any removal of a Manager authorized by Section 3.6). Only the Manager and its authorized officers, and authorized officers of the Company shall have authority to bind the Company, except as to matters reserved to the Members. Authorized officers of the Manager and authorized officers of the Company shall include sales agents employed by the Manager. No Member shall take any action as a Member to bind the Company, except as expressly authorized herein, and shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. The Manager shall have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company (except as otherwise may be specifically limited pursuant to this Agreement, or as otherwise reserved to the Members pursuant to the Act), including without limitation, the following:

                  6.3.1 The institution, prosecution and defense of any proceeding in the Company's name;

                  6.3.2 The purchase, receipt, lease or other acquisition, ownership, holding, improvement, use and other dealing with, Company property, in accordance with the Development Budget;

                  6.3.3 The marketing and sale of Lots, and any improvements constructed thereon in accordance with the Marketing Budget and with approved Marketing Materials;

                  6.3.4 Subject to Section 5.10.2 the procurement of financing for the Company, and the mortgage, pledge, lease, exchange, hypothecation and other disposition of the Company assets in connection with all financing procured for the Company;

                  6.3.5 The entering into of contracts and obligations of the Company; and subject to Section 5.10.2 incurring of liability; borrowing money; issuance of notes, bonds and other obligations; and securing of any of its obligations by mortgage, pledge or hypothecation of any Company Property, income or account receivables;

                  6.3.6 The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within Nevada;

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                                                                        9/10//99

                  6.3.7 The appointment of employees and agents of the Company, the defining of their duties, the establishment of their compensation;

                  6.3.8 Any other act that furthers the business and affairs of the Company; and

                  6.3.9 The approval of changes to the Development Budget which, under Section 5.10.1, do not constitute a "substantial change."

                  6.3.10 Day-to-day matters with respect to the development, operation and management of the Project.

                  6.4 Actions of the Manager. The Manager has the power to bind the Company as provided in this Article 6. The act of the Manager for the purpose of carrying on in the usual way the business or affairs of the Company, including the exercise of the authority indicated in this Article 6, shall bind the Company and no Person dealing with the Company shall have any obligation to inquire into the power or authority of such Manager acting on behalf of the Company; provided, however, if the act of the Manager violates this Agreement, the Manager shall be fully liable for such act.

                  6.5 Compensation of Manager. The sole compensation payable to the Manager (including compensation to the Manager as general contractor for the Project) shall be the Fees described in Section 8.3. The Manager and its Affiliates shall receive no other compensation or reimbursement from the Company with respect of the Project, except to the extent such additional consideration or compensation has been approved in writing by both Members in a written Affiliate Agreement.

                  6.6 Manager's Standard of Care. A Manager's duty of care in the discharge of the Manager's duties to the Company and other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, a breach of this Agreement or any Affiliate Agreement, or a knowing violation of the law. In discharging its duties, the Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article 3 and upon such information, opinions, reports or statements by any of the Members, or agents, or by any other Person, as to matters the Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                  6.7 Officers. The Manager shall act as the General Manager and President of the Company and shall function as the chief operating officer of the Company. The Members may also elect from time to time additional officers including, without limitation, one or more Vice Managers

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                                                                        9/10//99

or Vice Presidents, a secretary and one or more assistant secretaries, and a Treasurer and one or more Assistant Treasurers, which officers may be elected by the unanimous approval of the Members. If the members do not elect such additional officers, the Manager may appoint such additional Officers from time to time. An officer need not be selected from among the Members. One Person may hold two or more offices. Any officer appointed by the Manager may be removed at any time by the Manager or with the Members' unanimous consent, with or without cause.

         The Manager waives any right to resign from the Company in view of the expected duration of the Company and the reliance of the Members on the skill and reputation of the Manager. Southern Highlands would not have agreed to form the Company in the absence of the commitment of the Manager to remain as Manager for the entire term of the Company.

                                   ARTICLE 7
                 CONTRIBUTIONS, INTERESTS, AND CAPITAL ACCOUNTS

         7.1 Initial Contributions.

                  7.1.1 Land Contribution. For its initial capital contribution to the Company, Southern Highlands shall execute and deliver to the Company a Grant, Bargain, Sale Deed conveying to the Company Parcel 305, as described on Exhibit "A" attached hereto and incorporated herein, free and clear of all liens, encumbrances and title exceptions except Permitted Exceptions, as defined below. The agreed upon value of the initial capital contribution of Southern Highlands is $6,444,750, which represents $150,000 per acre. (If the actual acreage of Parcel 305 is adjusted with the written consent of both Members, the initial Capital Account credit of Southern Highlands shall be changed to an amount equal to $150,000 multiplied by the adjusted acreage of Parcel 305.) The capital contribution of Southern Highlands shall be reflected on Exhibit "E," attached hereto and incorporated in full by this reference. The date Southern Highlands makes its initial capital contribution is the Contribution Date. Unless and until Southern Highlands contributes Parcel 305 to the Company, the Company shall have no right, title or interest in Parcel 305. This Agreement is not an option agreement or an executory contract to sell Parcel 305 to the Company.

                           7.1.1.1 "Permitted Exceptions" means (i) those
                  matters reflected on and approved as permitted exceptions in a Preliminary Title Report or Title Commitment to be issued by Fidelity National Title Insurance Company, (ii) the Development Agreement between the County of Clark and Southern Highlands, et al, which was recorded on March 2, 1999 in book 990302, as instrument No. 01676, (iii) conditions, restrictions and reservations imposed by the County of Clark or other governmental authorities or public utilities arising from the approval of any parcel or subdivision maps, (iv) the Master CC&R's, including supplemental declarations thereto which shall be mutually agreed to by Southern Highlands and Stuhmer before the Contribution Date and otherwise shall be consistent with supplemental declarations established for

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                                                                        9/10//99

                  other "Estate" areas of the Southern Highlands Master Planned Community, (v) all restrictions and encumbrances arising from the SID No. 121 for the Southern Highlands Master Planned Community, of which Parcel 305 is a part, (vi) the terms and conditions of the Clark County Code Chapter 28.46 relating to desert tortoise habitat, (vii) any other covenant, condition, restriction, reservation, rights, rights of way, easements, dedications, offers of dedication and other matters apparent from a visual inspection of Parcel 305 and the other real property in the Southern Highlands Master Planned Community, and (viii) the effect of any and all applicable laws, ordinances, rules, regulations or guidelines of any governmental entity, agency or department having jurisdiction over the Project or Parcel 305.

                           7.1.1.2 After the Contribution Date, the Manager is
                  authorized and directed for and on behalf of the Company to cause the Company to execute and deliver such instruments and contracts as may be requested by Southern Highlands to (i) incorporate Parcel 305 in SID No. 121 (at an assessed cost not to exceed $35,000 per acre); (ii) adopt and endorse the final Master CC&R's for Parcel 305; and (iii) adopt and endorse the Declaration of Developments.

                  7.1.2 Additional Capital Contributions by Southern Highlands. Southern Highlands shall not under any circumstances be required to make any additional contributions to the capital of the Company or to make any loans to the Company.

                  7.1.3 Stuhmer Contribution. Stuhmer shall not be required to make an initial capital contribution on the Contribution Date, and his Capital Account shall initially be zero. Stuhmer shall contribute services to the Company in connection with the Company's development, ownership, construction, marketing and sale of the Lots and Residences, and will procure financing for the Company to farther the foregoing purposes. Stuhmer also shall make any capital contribution required by Section 7.1.7 hereof.

                  7.1.4 Conditions Precedent. Southern Highlands shall have no obligation to make its initial capital contribution of Parcel 305 unless and until each of the following conditions precedent have been fully satisfied (or waived, in the reasonable discretion of Southern Highlands) on or before the Contribution Date, which shall be November 15, 1999 except to the extent a later date is applicable pursuant to Section 12.1.3:

                           (a) Stuhmer has secured a written binding and
                  unconditional commitment from a Lender to finance the Project on terms and conditions reasonably acceptable to Southern Highlands (which financing shall be (i) nonrecourse to Southern Highlands and its principals and shall not be required to be guaranteed by any of them and (ii) shall expressly authorize distributions to be made by the Company to Southern Highlands on a release price or similar

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                                                                        9/10//99

                  basis sufficient to return to Southern Highlands $3,222,375 upon the initial contribution of Parcel 305 and not less than an additional $3,222,375 (plus the Preferred Return accrued thereon) in ratable amounts as Lots are sold out of the Project) and (iii) expressly allow Southern Highlands and Stuhmer to exercise their respective rights and remedies hereunder, including the removal and replacement of the Manager without creating a default under any Loan, and (iv) shall expressly authorize the disbursement to the Manager of its Fees in accordance with a written schedule reflecting the timing and amount of work performed by the Manager;

                           (b) Stuhmer and the Manager each have fully satisfied
                  each of their obligations or undertakings that are required to be satisfied before the Contribution Date;

                           (c) Southern Highlands has approved in writing the
                  terms and conditions of any construction contracts and other agreements between the Company and the Manager or any of its Affiliates;

                           (d) The Company is prepared to close on the Member
                  approved financing and to make an immediate distribution to Southern Highlands of $3,222,375 in cash simultaneous with the initial capital contribution of Parcel 305 to be made by Southern Highlands;

                           (e) Southern Highlands and Stuhmer have mutually
                  approved the Development Budget, the Project Projections, the Marketing Budget, the Marketing Materials, the Standard Sales Contract and the Lot Premiums for all Lots.

                           (f) Stuhmer and the Manager shall have delivered to
                  Southern Highlands certificates certifying the continuing accuracy of their respective representations and warranties as of the Contribution Date;

                           (g) Deleted intentionally.

                           (h) Simultaneous with the contribution of Parcel 305,
                  the Company shall have executed and delivered to Southern Highlands a Performance Deed of Trust in a form satisfactory to Southern Highlands securing the obligation of the Company to make the distributions required by Section 8.3 hereof; and

                           (i) Southern Highlands and Stuhmer shall have agreed
                  in writing on the commission to be paid pursuant to Section
                  13.6 hereof.

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                                                                        9/10//99

                  7.1.5 Preferred Return. Southern Highlands shall be entitled to a "Preferred Return" on its unreturned initial capital contribution in an amount equal to twelve percent (12%) per annum from the date such initial capital contribution is made until the Unpaid Prorated Land Basis is paid in full.

                  7.1.6 Operating Capital. The operating capital of the Company shall consist of the capital contribution of Southern Highlands as set forth an Exhibit "E" attached hereto, Deposits for purchase of the Lots and Residences and the improvements thereon, Loan proceeds obtained by the Company, any funds contributed by Stuhmer and undistributed proceeds from the close of sale escrows.

                  7.1.7 Additional Capital Contributions by Stuhmer. In addition to the initial capital contribution to be made by Southern Highlands, any additional capital needed by the Company to complete the Project shall be promptly contributed by Stuhmer as an equity contribution. Neither Stuhmer nor the Manager be authorized to loan funds to the Company without the express written authorization of Southern Highlands.

         7.2 Enforcement of Commitments. In the event Stuhmer fails to contribute any amounts required to be contributed under Section 7.1.7 (a "Commitment") after the initial capital contribution of Parcel 305 by Southern Highlands, Stuhmer shall become a Delinquent Member and the Manager (or Southern Highlands, if the Manager fails or refuses to act) shall give the Delinquent Member a Notice of the failure to meet the obligations hereunder. If the Delinquent Member fails to perform the commitment, including any costs associated with the failure to comply with the Commitment and interest on such obligation at the Default Interest Rate within ten (10) business days of the giving of Notice, the Manager (or Southern Highlands, if the Manager fails or refuses to act) may take such action as necessary to enforce the Commitment, including but not limited to enforcing the Commitment in the court. Such personal obligation of Stuhmer is not subject to the limitation of Section 3.7. Each Member expressly agrees to the jurisdiction of such courts. Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

         7.3 Maintenance of Capital Accounts. The Company shall establish and maintain Capital Accounts for each Member and any permitted Assignee. Each Member's Capital Account shall be initially credited with the amount reflected on Exhibit "E," and increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the company takes such Property, within the meaning of Section 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

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                                                                        9/10//99

Each Member's Capital Account shall be decreased by (1) the amount of any money actually distributed to the Member from the capital of the Company, (2) the fair market value of any Property distributed to the Member, as determined by the Company and the contributing Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such property within the meaning of Section 752 of the Code), and
(3) the Member's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

         7.4 Distribution of Assets. The Company shall not at any time distribute any of its assets in kind to any Member without the written consent of both Members. If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article 8 below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         7.5 Sale or Exchange of Interest. In the event of a permitted sale or exchange of some or all of an Interest in the Company, the Capital Account of the transferring Member shall become the Capital Account of the transferee, to the extent it relates to the portion of the interest transferred.

        7.6 Compliance with Section 704(b) of the Code. The provisions of this
Article 7 as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article 8 to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles 8 and 12 and the Capital Contributions made pursuant to this Article 7. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the contributions required under this Article 7.

        7.7. Compliance with Section 704(c) of the Code. The Company shall use the traditional method to account for the excess of the fair market value of Parcel 305 over its adjusted basis.

                                   ARTICLE 8
                         ALLOCATIONS AND DISTRIBUTIONS

         8.1 Allocations of Net Profits and Losses from Operations. Except as may be required by Section 704(c) of the Code, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be allocated among the Members and the Manager in accordance with the following provisions:

                  8.1.1 Net Profits. Net Profits for any Fiscal Year or other period (an "Accounting Period") for which separate accounting is appropriate (after adjustment for items of income, gain,

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                                                                         9/10/99

loss or deduction required to be specially allocated under Section 704(b) of the
Code) shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Account balances and adjusted Capital Account balances. No portion of the Net Profits for any Accounting Period (after such adjustments) shall be allocated to a Member whose adjusted Capital Account balance is greater than or equal to its Target Capital Account Balance for such Fiscal Year.

                  8.1.2 Net Losses. Net Losses for any Accounting Period (after adjustment for items of income, gain, loss or deduction required to be specially allocated under Section 704(b) of the Code) shall be allocated among the Members so as to reduce, proportionately, the differences between their respective adjusted Capital Account balances and Target Capital Account Balances. No portion of the Net Losses for any Accounting Period shall be allocated to a Member whose Target Capital Account Balance is greater than or equal to its Adjusted Capital Account Balance.

                  8.1.3 Definitions. The term "Target Capital Account Balance" means the amount which the Member would then be entitled to receive if, immediately following such Accounting Period: (i) all of the assets of the Company (other than claims of the Company for contributions) were sold for cash equal to their respective book values (or, in the case of assets subject to liabilities for which the creditor's right is limited to assets of the Company, the amounts of such liabilities, if greater than the aggregate book values of such assets); and (ii) the proceeds of such sale were applied to pay all debts of the Company with the balance distributed as provided in Section 8.3. The term "book value" shall mean the value at which property of the Company is properly reflected in the Capital Accounts of the Company pursuant to Regulation Section 1.704-1(b)(2)(iv) and this Agreement.

         8.2 Special Items. There shall be a Company Minimum Gain Chargeback, Member Minimum Gain Chargeback and Qualified Income Offset, if and to the extent required by the Code or the Regulations.

         8.3 Distributions. The Available Cash of the Company, as determined by the Members, shall be distributed not less frequently than quarterly to the Members in accordance with the following priorities:

                  (a) First, to Southern Highlands on the Contribution Date in the amount of $3,222,375, at the same time Southern Highlands conveys its initial capital contribution of Parcel 305 to the Company;

                  (b) Second, on a Lot by Lot basis at the closing of the sale of each Lot and/or Residence to a third party home buyer, to Southern Highlands in an amount equal to the sum of (i) the Prorated Land Basis for each such Lot, plus (ii) the accrued and unpaid Preferred Return on the amount of Prorated Land Basis for the Lot

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         being sold, plus (iii) an amount equal to fifty (50%) percent of any
         Lot Premium attributable to such Lot;

                  (c) Third, from time to time to Southern Highlands and Stuhmer equally in an amount equal to the Deposits received by the Company for the sale of Lots and Residences; subject to the following:

                           (i) Any distribution of Deposits to Southern
                  Highlands first shall be applied to satisfy any unpaid Preferred Return accrued on the Unpaid Prorated Land Basis; and

                           (ii) If the Fees scheduled to be paid to the Manager
                  (as reflected in the Project Projections) exceed the Fees actually paid to the Manager at any time, Stuhmer's one-half share of the Deposits shall be paid to the Manager at Stuhmer's sole election to the extent required to pay the Manager its earned and unpaid scheduled Fees, as reflected on the Project Projections.

                           (iii) For purposes of this subsection (c) and
                  subsection (d), scheduled Fees shall not be treated as earned by the Manager except to the extent the work required to be performed by the Manager or the work required to be performed under its supervision (e.g., construction of Residences) has in fact been performed and the payment of such Fees is expressly authorized by the Loan documents.

                           (iv) Any Fees paid in advance shall be credited
                  against Fees otherwise due upon the sale of a Lot or Residence under this subsection (c) or subsection (d).

                  (d) Fourth, to the Manager on a Lot by Lot basis at the closing of the sale of each Lot to a third party home buyer in the amount of: (i) the General and Administration Fee for general management and administration of the Company, as set forth in Exhibit "B," (ii) the Sales and Marketing Expense Fee as set forth in Exhibit "C," and (iii) the Construction Overhead Fee for indirect expenses in accordance with the formula set forth on Exhibit "D." No payment shall be made to Manager under this subsection (d) until all distributions under subsections (a) through (c) have been fully made; provided, however, that to the extent any Loan agreement permits the Fees to be paid in advance of the closing of a particular sale of a Lot or Residence pursuant to the terms of such Loan, such Fees may be paid in advance to the extent such advance Fee payments satisfy each of the following requirements: (i) such advance Fees do not exceed the earned and scheduled Fees payable at any time under the Project Projections,
         (ii) the advance Fee payments do not impair or impede Southern Highland's distributions under subsections (a)

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                                                                        9/10//99

         through (c), and (iii) such advance Fee payments do not violate the terms and conditions of any Loan.

                  (e) Fifth, to Southern Highlands not less frequently than the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), from any available source of Available Cash, an amount equal to the accrued and unpaid Preferred Return on the entire Unpaid Prorated Land Basis;

                  (f) Sixth, not less frequently than the last day of each calendar quarter with reference to the previous calendar quarter to the extent the Company earned a Net Profit for such quarter, any remaining Available Cash (not including reasonable reserves required to satisfy the anticipated expenses and other obligations of the Company, including the anticipated Preferred Return distribution required by subsection (e) for the next calendar quarter) shall be distributed to the Members as follows:

                           (i) The sum of (i) such Available Cash plus (ii) the
                  amount of any Preferred Return previously received by Southern Highlands shall be calculated.

                           (ii) Available Cash equal to one-half of the sum
                  determined in subsection (i) above shall be distributed to Stuhmer and the remaining Available Cash shall be distributed to Southern Highlands.

         Provided, however, no distribution shall be made to Stuhmer hereunder until all of the accrued to date Preferred Return has been fully paid to Southern Highlands.

                  (g) Any remaining Available Cash upon the winding up and termination of the Company shall be distributed in accordance with subsection (f) above.

                  8.4 Tax Distribution. Each Member shall be responsible for payment of all taxes with respect to its interest in the Company's income. The Company has no independent or additional obligation to make distributions to each of the Members on account of any such tax liability.

                  8.5 Limitations on Distributions. Notwithstanding the provisions of Section 8.3, no distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts.

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                                   ARTICLE 9
                                     TAXES

         9.1 Elections. With the written consent of both Members, the Manager may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         9.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction require, each Member requested to do so by the Manager will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article 8. The Manager may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members of such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

         9.3 Tax Matters Member. Southern Highlands shall be the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code. Southern Highlands may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of both Members.

         9.4 Method of Accounting. The records of the Company shall be maintained in accordance with the accounting method elected to be followed by the Company for federal income tax purposes under the Code. The accounting method elected to be followed by the Company for financial reporting purposes shall be in accordance with generally accepted accounting principles (GAAP).

                                   ARTICLE 10
                            DISSOCIATION OF A MEMBER

         10. 1 Dissociation. A Member shall cease to be a Member upon the happening of any of the following events:

                  10.1.1 The retirement or resignation from the Company of a Member with the consent of all the remaining Members;

                  10.1.2 A Member becoming a bankrupt Member;

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                  10.1.3 In the case of a Member that is an entity other than a corporation, the dissolution and commencement of winding up such Member;

                  10.1.4 In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, or the revocation of the charter of such Member;

                  10.1.5 In the case of a Member who is a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); or

                  10.1.6 In the case of an estate, the distribution of the estate's entire Interest in the Company.

The dissociation of a Member shall not cause the dissolution of the Company. The Manager is not a Member and its removal shall not cause the dissolution of the Company.

        10.2 Rights of Dissociating Member. In the event of a dissociation of any Member prior to the expiration of the term of the Company:

                  10.2.1 If the dissociation causes a dissolution and winding up of the Company under Article 12, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up;

                  10.2.2 If the dissociation does not cause a dissolution and winding up of the Company under Article 12, the remaining Member shall have the option but not the obligation to purchase the entire Interest of the Dissociating Member for an agreed upon amount, or if no amount can be agreed upon, the fair market value of such Interest as determined by an independent qualified appraiser appointed by the Members, including the Dissociating Member, reduced by any damages incurred by the Company if such dissociation is in breach of this Agreement. If they cannot agree on an appraiser, the remaining Members and the Dissociating Member shall each choose an appraiser and the two appraisers shall choose one additional appraiser. The three appraisers shall thereupon determine the fair market value of such Interest. The Dissociating Member shall thereupon be entitled to an amount equal to such value of the Member's Interest in the Company, to be paid within six months of the date of dissociation. Notwithstanding the foregoing, if the dissociation is other than as a result of the death or incompetence of the Member, the Members may pay the value of the Member's Interest in the Company over a

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         period not to exceed five (5) years, provided that the Dissociating
         Member shall be entitled to participate as an Assignee in the Company until the value of such Interest plus interest at a rate equal to the Reference Rate plus one and one-half percent (1.5%) is paid in full. The value of the member's Interest shall include the amount of any distributions to which the Member is entitled under this Agreement as of the date of dissociation based upon the Member's, right to share in distributions from the Company reduced by any damages sustained by the Company as a result of the Member's dissociation.

                                   ARTICLE 11
                 ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

         11.1 Rights of Assignees. The Assignee of a Interest has no right to participate in the management or the business and affairs of the Company or to become a Member. A permitted Assignee is only entitled to receive the distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the assigned Interest, or portion thereof. The Company has no obligation to recognize the assignment of an Interest in breach of this Agreement.

         11.2 Admission of Substitute Members. An Assignee of a Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Interest only with the unanimous approval of the Members. The Members may grant or withhold the approval of such admission in their sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Interest. The admission of a Substitute Member, without more, shall not release the Member assigning the Interest from any liability to the Company that existed prior to the approval.

                                   ARTICLE 12
                           DISSOLUTION AND WINDING UP

         12.1 Dissolution. The Company shall be dissolved and its affairs wound up only upon the first to occur of the following events (which shall constitute Dissolution Events):

                  12.1.1 The completion of the Project, which shall require the sale or other disposition of all of the Lots and Residences, and the collection of all amounts due the Company and the payment or other satisfaction of its debts and other obligations;

                  12.1.2 The unanimous written consent of all of the Members (other than a Member in default under this Agreement); and

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                  12.1.3 Subject to extension in accordance with the following sentences, November 15, 1999 (or such later date as Southern Highlands shall unilaterally establish), if all of the conditions precedent to the contribution of Parcel 305 and have not occurred to the sole satisfaction of Southern Highlands by November 15, 1999 or such later date as Southern Highlands unilaterally establishes.

The deadline date of November 15, 1999 shall be extended automatically solely for the period of time required to permit Southern Highlands to cure any failure of Southern Highlands, to satisfy its obligations under Section 1.9.6 and 1.9.7 that have materially impeded the ability of Stuhmer to secure the Loan required by Section 7.1.4 hereof. Notwithstanding the provisions of Section 12.1.3, above, and Section 7.1.4, above, the deadline date of November 15, 1999 may be extended to November 30, 1999 provided that each of the following conditions have been satisfied: (i) the proposed Lender to the Company has identified in writing all of the conditions precedent required by the Lender for the close of the Loan, (ii) the Lender has scheduled the Loan to close on or before November 30, 1999, and (iii) Stuhmer certifies in a writing delivered to Southern Highlands that he can satisfy or cause the Company to satisfy the conditions precedent for the Loan to close on or before November 30, 1999.

         12.2 Effect of Dissolution. Upon dissolution the Company shall cease carrying on its business as distinguished from the winding up of the Company business. The Company will not be terminated, but will continue until the winding up of the affairs of the Company is completed and the Articles of Dissolution have been filed with the Nevada Secretary of State.

         12.3 Distribution of Assets on Dissolution. Upon the winding up of the Company, all Property of the Company shall be sold and the proceeds distributed as follows:

                  12.3.1 To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

                  12.3.2 To Members in accordance with Section 8.3.

Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's taxable year or, if later, within ninety (90) days after the date of liquidation. Such distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by the Member.

         12.4 Winding Up and Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up the Company, Articles of Dissolution shall be delivered to the Nevada Secretary of State for filing. The Articles of Dissolution shall set forth the information required by the Act.

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                                                                         9/10/99

                                   ARTICLE 13
             DEVELOPMENT, CONSTRUCTION AND MARKETING OF THE PROJECT

         13.1 Development and Construction of the Project. Subject to the provisions of Section 5.10 hereof, the Manager shall have full authority and responsibility to complete the construction and to oversee the development of the Project in accordance with the Development Budget, including hiring necessary engineers to complete the plans and specifications for the preparation of Parcel 305 and improvements thereon, developing Parcel 305 into finished Lots, constructing, improvements and residences on the finished Lots, preparing final subdivision maps, if necessary, affecting product development for the Lots and Residences, constructing and installing the streets, curbs, gutters, lighting and all other subdivision improvements on Parcel 305.

         Following the execution of this Agreement, the Manager shall update the Development Budget no less frequently than annually.

                  13.1.1 A & D Loan. Stuhmer and the Manager shall be responsible for securing initial acquisition and development financing for the Company in the approximate amount of $13,178,000. Upon securing such financing, the Southern Highlands shall be entitled to the payment under Section 8.3(a) of $3,222,375 upon the contribution of Parcel 305 to the Company. Thereafter, subject to the obligation of Stuhmer to make capital contributions to the Company under Section 7.1.3 hereof each Member may itself, either on its own or through an Affiliate, advance such construction loan funds to the Company, upon commercially reasonable terms, and in such amounts required by the Development Budget; provided, further, that the terms and conditions of any such loan by the Manager, Stuhmer or an Affiliate of Stuhmer shall have been expressly approved by Southern Highlands, as required by Section 5.10.2 hereof. Southern Highlands shall not under any circumstances be required to provide any guarantees or other collateral to support such financing of the Project. The Manager shall promptly notify both Members if either Member or the Manager is loaning funds or extending credit to the Company. The terms and conditions of all Loans to the Company require the approval of both Members.

                  13.1.2 Construction Financing. Stuhmer and the Manager shall be responsible for securing construction financing for the Company, for the purpose of constructing the Residences and improvements on the Lots. Southern Highlands and its principals shall not be required to provide guarantees or other collateral to support any construction financing.

         13.2 Marketing and Advertising. The Manager shall have full responsibility and authority to perform the marketing and advertising for the sale of the Lots and Residences. All of the Lots and Residences shall be advertised and marketed in a manner and under such trade names as have been agreed upon by both Members. For such services, the Manager shall be paid the Sales and Marketing Reimbursement in accordance with the provisions of Exhibit "C." If the Company does not have funds to pay the Sales and Marketing Reimbursement when due, then the Sales and

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                                                                        9/10//99

Marketing Reimbursement shall be paid as soon as funds are available to the Company, from time to time, in accordance with Section 8.3 hereof.

         13.3 Sales of Residences. Sales of Lots and Residences will be made pursuant to the sales documents as may be approved by the Manager and as modified from time to time (collectively, the "Standard Sales Contracts"). Each Lot and Residence closing shall occur through an escrow (an "escrow") to be established with Fidelity National Title Agency of Nevada, Inc., 500 North Rainbow Boulevard, Suite 100, Las Vegas, Nevada 89107, Attention: Ron Bloecker ("Escrow Agent"). All closings shall occur at the office of the escrow agent or at such other location as is mutually acceptable to the Company and the Purchaser. At the request of Southern Highlands, such escrow agent shall be directed to make the disbursements to the Members required by Section 8.3(b).

         13.4 Southern Highlands Tradename. Southern Highlands shall license the Company to use the tradename "Southern Highlands" in connection with the Project on terms and conditions mutually satisfactory to Southern Highlands and the Company and set forth in a separate licensing agreement, which shall be effective as of the Contribution Date. The Manager shall license the Company to use the tradename "Christopher Homes" in connection with the Project on terms and conditions mutually satisfactory to both Members but always in accordance with Southern Highland's graphics design manual/guidelines.

         13.5 Special Fees. No guarantee, finder or other fee shall be paid by the Company to Stuhmer, the Manager or an Affiliate of either of them in connection with any loan made to the Company by any lender.

         13.6 Commission. The Company shall pay a real estate broker's commission to the real estate broker retained by Southern Highlands, as an expense of the Company. The amount and the timing of the payment of such commission shall be determined by Southern Highlands and Stuhmer before the Contribution Date.

                                   ARTICLE 14
                                   AMENDMENT

         This Agreement may be amended or modified from time to time only by a written instrument adopted by all of the Members.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

         15.1 Entire AgreeMent. This Agreement represents the entire agreement among the Members and the Manager relating to the operation of the Company, but the rights and obligations of the Members may be varied between them in a writing executed by both Members.

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                                                                        9/10//99

         15.2 No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a Partnership under either the Nevada Uniform Partnership Act nor the Nevada Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member or the Manager, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         15.3 Rights of Creditors and Third Parties under Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         15.4 Indemnification by Members and Manager.

                  15.4.1 The Manager shall indemnify and hold the Company and each Member harmless from any loss or damage incurred by any breach by the Manager of its obligations under this Agreement or any breach by its Affiliates of any obligation to the Company under any Affiliate Agreement.

                  15.4.2 The Manager hereby assumes full responsibility for, and shall indemnify and hold the Company and each Member harmless from any claim, demand or complaint from any purchaser or owner of a Lot or Residence constructed or improved by the Company or an Affiliate of Manager.

                  15.4.3 Each Member shall indemnify and hold the Company and the other Member harmless from any loss or damage incurred by reason of any breach by the indemnifying Member of this Agreement or the representations of such indemnifying Member set forth in this Agreement.

                  15.4.4 No indemnification payment made by a Manager or Member to the Company or a Member shall be treated as a Capital Contribution to the Company.

                  15.4.5 The indemnification obligation of Southern Highlands and Stuhmer under this Section 15.4 shall be limited to the recovery (or restoration) by the Company of any Net Profits distributed or distributable to such Member by the Company.

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                                                                        9/10//99

         15.5 Indemnification by Company.

                  15.5.1 The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (except (i) an action by or (ii) in the name of the Company or in any matter where the Manager or Member has an obligation to indemnify the Company or another Member), by reason of the fact that the person is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, employee or agent of another limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Company and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful.

                  15.5.2 Indemnification shall not be made to or an behalf of any Person (as defined in Nevada Revised Statutes) if a final adjudication establishes that the Person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  15.5.3 The expenses of Members and the Manager incurred in defending a civil or criminal action, suit or proceeding for which such Manager or Member would be entitled to indemnification hereunder shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

         15.6 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof.

         15.7 Articles and Other Headings. The Articles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation.

         15.8 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all of the members, notwithstanding that all of the Members are not signatory to the original or the same counterpart.

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                                                                        9/10//99

         15.9 Successors. This Agreement shall be binding upon the successors and assigns of the Members and shall inure to the benefit of the permitted successors and assigns of the Members.

         15.10 Governing Law. This Agreement shall be construed under the laws of the State of Nevada as if this Agreement were executed in and to be performed entirely within Nevada and all Members are resident in Nevada. Any suit or action of a Manager or a Member as plaintiff to which the Company is named a party shall be instituted in a court of competent jurisdiction in Clark County, Nevada.

         15.11 Separate Representation. Each of the Members and the Manager have been represented by their own legal counsel. Each Member and the Manager shall pay the fees and expenses their own legal counsel without reimbursement as a Company expense.

         15.12 Notices. Whenever any notice, demand or other communication (a "notice") is required to be or may be given under this Agreement to a Member or the Manager, such notice shall be deemed to have been received (i) immediately upon delivery in a written form to the individual Member in person or to a senior corporate officer of any corporate Member or corporate Manager, (ii) three business days after such written notice was deposited in the U.S. mail, postage prepaid addressed to the Member or Manager at the address stated below, or (iii) the next business day after the written notice is delivered to a nationally recognized courier service (e.g., Federal Express) for next day delivery addressed to the Member or Manager at the address stated below:

                    Southern Highland Development Company
                    Attn. Garry Goett
                    3140 S. Rainbow Blvd., Suite 400
                    Las Vegas, Nevada 89146

                    Christopher Homes Custom Homes Division, Inc.
                    Attn: J. Christopher Stuhmer
                    9500 Hillwood Drive, Suite 200
                    Las Vegas, Nevada 89134

                    J. Christopher Stuhmer and
                    any Transferee of his Interest
                    9500 Hillwood Drive, Suite 200
                    Las Vegas, Nevada 89134

         The foregoing addresses may be changed at any time by a Member or Manager by delivery of written notice to each other party to this Agreement.

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                                                                        9/10//99

                                   ARTICLE 16
                                  DEFINITIONS

         For purposes of this Agreement (as defined below) unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Act" means the Nevada Limited Liability Company Act (Chapter 86 of the Nevada Revised Statutes) and all amendments thereto.

         "Additional Member" means a Member other than an Initial Member or a Substitute Member who has acquired an Interest from the Company in accordance with this Agreement.

         "Affiliate" means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any Person that is an officer of, Manager in, or trustee of, or serves in a similar capacity with respect to the specified Person of or in which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or is the beneficial owner of a ten percent (10%) or more interest in the capital and profits of the specified Person, (iv) any Person of which the specified Person is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities or any Person of which the specified Person is the beneficial owner of a ten percent (10%) or more interest in the capital and profits, and (v) any member of the immediate family of the specified Person. For purposes hereof, a Person's immediate family shall include such Person's spouse, parents and children. For purposes of this Agreement, Chris Homes and Stuhmer shall be treated as Affiliates during any period of time while Stuhmer is serving as a senior executive of Chris Homes, but such affiliation shall not give Southern Highlands any right to review or inspect any employment, directorship agreement, consulting agreement, shareholder agreement or ownership between Chris Homes and/or Fortress and Stuhmer.

         "Affiliate Agreement" means any contract between the Company and Stuhmer, between the Company and Chris Homes or between the Company and any Affiliate of either of them, including any consulting agreement, construction services agreement, design or engineering agreement, marketing agreement, reimbursement agreement or other contract or arrangement.

         "Articles" means the Articles of Organization of the Company as filed with the Nevada Secretary of State together with all amendments thereto, and restatements thereof, properly adopted in accordance with this Agreement and filed with the Nevada Secretary of State.

         "Assignee" means a permitted transferee of a Interest who has not been admitted as a Substitute Member.

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                                                                        9/10//99

         "Available Cash" shall mean the excess of all cash receipts over the sum of cash expenditures payable in connection with the generation thereof and after the provision for any reserves for expenses, contingencies, or liabilities deemed appropriate by the Members. "Available Cash" also includes all amounts constituting Company reserves that are determined by the Members to be no longer necessary as reserves. Available Cash shall be determined without reduction for the distributions to be made to Members under Section 8.3 Any reserves established for the Company shall be approved by both Members.

         "Bankrupt Member" means a Member who: (1) has become the subject of an order for relief under the United States Bankruptcy Code, or (2) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

         "Capital Account" means the account maintained for a Member or Assignee determined in accordance with Article 7.

         "Capital Contribution" means any contribution to the Company of cash or the land made by a Member.

         "Christopher Homes" or "Chris Homes" means Christopher Homes Custom Home Division, Inc., as Manager.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means the Capital Contributions that a Member is obligated to make.

         "Company" means Southern Highlands/Christopher Homes I, LLC, a Nevada limited liability company formed under the laws of Nevada and the terms of this Agreement, and any successor limited liability company.

         "Company Liability" means any enforceable debt or obligation for which the Company is liable or which is secured by any Company property.

         "Company Nonrecourse Liability" means a Company Liability to the extent that no Member or Related Person bears the economic risk of loss with respect to the liability.

         "Company Property" means Parcel 305 and any other property owned by the company.

         "Contributing Members" means those Members making additional contributions to the Company or contributions as a result of the failure of a Delinquent Member to make the contributions required by the Commitment as described in Article 7.

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                                                                        9/10//99

         "Contribution Date" means the date Southern Highlands contributes Parcel 305 to the Company.

         "Default Interest Rate" means the Reference Rate plus four percent (4%) per annum.

         "Delinquent Member" means a Member who has failed to meet the Commitment required to be contributed by that Member as described in Article 7.

         "Deposit" means any advance payment received by the Company from a prospective purchaser of a Lot or Residence, including advance payments for upgrades, options or premium features.

         "Development Agreement" means the Development Agreement referred to in
Section 7.1.1.1 hereof.

         "Development Budget" means the initial Member approved Development Budget and each interim budget of the Company's total projected costs for construction and development through completion of the Project.

         "Development Declaration" means that certain Declaration of Development Covenants and Restrictions for the Southern Highlands Master Planned Community to be recorded against Parcel 305, which shall be substantially similar to the Declaration of Development Covenants and Restrictions for the Southern Highlands Master Planned Community, draft dated July 23, 1999, attached hereto as Exhibit "F".

         "Disposition (Dispose)" means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

         "Dissociation" means any action which causes a Member to cease to be a Member as described in Article 10 hereof.

         "Dissolution Event" means an event, the occurrence of which will result in the dissolution of the Company under Article 12 unless the Members agree to the contrary.

         "Effective Date" means the date on which the Members executed this Agreement, but not earlier than the date the Articles are filed.

         "Fees" means the General and Administrative Fee, the Sales and Marketing Expense Reimbursement, and the Construction Overhead Fee, as described in detail in Exhibits "B," "C" and "D" hereof..

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         "Fortress" means The Fortress Group, Inc., a Delaware corporation, and the sole shareholder of Chris Homes.

         "Interest" means the rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, looses, gains, deductions, and credits of the Company.

         "J. Christopher Stuhmer" or "Stuhmer" means J. Christopher Stuhmer, an individual.

         "Lender" means each third party who has extended credit to the Company under any Loan.

         "Loan" means any of the loans and financings secured by the Company for the Project, including any land acquisition or infrastructure development loan, construction loan or working capital loan.

         "Lot" means one of the single family residential Lots within the Project. A Lot does not include any portion of Parcel 305 not intended to be sold, e.g., portions of Parcel 305 to be dedicated to homeowners associations, for streets and medians and other public use.

         "Lot Premiums" means the premium paid by a third party purchaser of a Lot, as disclosed in the purchase contract for such Lot.

         "Manager Default" means any of the foregoing:

         (i) a material failure of the Manager or an Affiliate to duly perform and observe, or a material violation or material breach of, any of the covenants of the Manager or Stuhmer under this Agreement, and the continuation thereof for a 30-day period after written notice shall have been given to the Manager and Stuhmer by Southern Highlands specifying such default and requiring such default be remedied; which period may be extended to the extent required (but not longer than 90 days) if such default is not susceptible of cure within 30 days so long as the Manager and/or Stuhmer has commenced to cure such default within such 30-day period and is thereafter diligently prosecuting such cure to completion; provided, however, any such default that can be cured by the payment of money shall be promptly cured in not more than 5 days after notice from Southern Highlands; and provided further that if the Manager or Stuhmer files for bankruptcy or causes the Company to file for bankruptcy without the advance approval of Southern Highlands, Southern Highlands shall not be required to give the Manager or Stuhmer any notice or an opportunity to cure and such filing shall constitute a "Manager Default"; provided further, that this subparagraph (i) shall not extend the time to cure any monetary default under any Loan beyond the cure period provided in the applicable Loan documentation;

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                                                                        9/10//99

         (ii) a material breach by the Company of its obligations under any Loan after all applicable cure rights under the documents evidencing or securing such Loans have expired; or

         (iii) any act of fraud, wilful misconduct or gross negligence by the Manager or Stuhmer in the performance of their obligations under this Agreement.

         "Manager" means Christopher Homes ("Chris Homes") and any successor Manager, and in the event that a successor Manager is appointed in accordance with the terms of the Agreement.

         "Marketing Budget" means the initial Marketing Budget (as approved by both Members) and any Member-approved amendments thereto reflecting the total projected costs to be incurred by the Manager in connection with its marketing and advertising the Lots and Residences for the sale to the home buying public. Changes to the Marketing Budget may be prepared by the Manager, and shall be subject to approval by both Members. The Marketing Budget shall include all marketing expense and sales commissions and sales incentives.

         "Marketing Materials" means the brochures and advertising material used to market the Lots and Residences in the Project, as approved by both Members.

         "Master CC&R's" means the Master Declaration of Covenants, Conditions, and Restrictions for Southern Highlands, recorded against Parcel 305, which shall be substantially similar to the Master Declaration of Covenants, Conditions and Restrictions for Southern Highlands, draft dated July 14, 1999, which is attached hereto as Exhibit "G".

         "Master Planner Criteria Documents" means (i) the Development Declaration, (ii) the Development Agreement, and (iii) the Master CC&R's.

         "Member" means any Person who is an Initial Member, a Substitute Member or an Additional Member.

         "Net Losses" means the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

         "Net Profit" means the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

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                                                                        9/10//99

         "Nonrecourse Liabilities" include Company Nonrecourse Liabilities and Member Nonrecourse Liabilities.

         "Notice." Notices shall be in writing. Notices of the Company shall be considered given when mailed by first class mail postage prepaid addressed by any Member to the Company at the address of the Company's principal place of business. Notices to a Member shall be considered given when mailed by first class mail postage prepaid addressed to the Member at the address of the principal place of business of the Member.

         "Operating Agreement" or "Agreement" means this Operating Agreement, including all amendments adopted hereafter in accordance with this Operating Agreement and the Act.

         "Parcel 305" means the real property described on Exhibit "A" attached to and incorporated into this Agreement.

         "Performance Deed of Trust" means the deed of trust executed by the Company and delivered to Southern Highlands upon the contribution of Parcel 305. The Performance Deed of Trust shall be subordinated to the Member approved financing of the Company.

         "Person" means any individual, partnership, limited liability company, corporation, trust, or other entity.

         "Preferred Return" means a cumulative amount equal to twelve percent (12%) per annum of the Unpaid Prorated Land Basis computed from the Contribution Date to the date such unpaid amount is distributed to Southern Highlands.

         "Project Projections" means the written projections (which are not guaranteed by Stuhmer or the Manager) prepared by the Manager and approved by Southern Highlands before the Contribution Date.

         "Prorated Land Basis" means $3,222,375 divided by the number of Lots in the Project, as determined under the final approved and recorded plat for the Project.

         "Project" means the proposed development of Parcel 305 into a single family residence community and the construction by the Manager, acting as a general contractor, of Residences for such Project.

         "Property" means any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

                                      -49-


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                                                                        9/10//99

         "Qualified Income Offset" means Qualified Income Offset shall have the meaning set forth in Section 1.7041(b)(2) of the Regulations.

         "Recourse Liability" means a Company Liability is a recourse liability to the extent that any Member or related person bears the economic risk of loss for that liability under Section 1.752-2 of the Regulations.

         "Reference Rate" means the rate of interest publicly announced by the Bank of America National Trust and Savings Association in San Francisco, California as its "Reference Rate." Any change in the Reference Rate shall take effect on the opening of business on the day specified in the public announcement of a change in the Reference Rate. Interest shall be computed on the basis of a 365 or 366 day year, as the case may be. If Bank of America shall discontinue the announcement of its Reference Rate, the Reference Rate shall be the highest "prime rate," set forth in the "Money Rates' section of The Wall Street Journal.

         "Regulations" means, except where the context Indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

         "Related Person" means a person having a relationship to a Member that is described in Section 1.752-4(b) of the Regulations.

         "Residence" means a single family home built on a Lot owned by the Company.

         "Sales Revenue" means the gross revenue from the sale or other disposition of Lots and Residences, including any payments for upgrades, options and improvements and excluding any (i) transfer or similar taxes reimbursed by a buyer, (ii) any third party home warranty previously paid by the buyer, and
(iii) any title insurance prorations, premiums, dues or assignments paid by buyer and owed to third parties. (Sales Revenue does not include any Deposit previously received by the Company and distributed to the Members in accordance with this Agreement.)

         "SID No. 121" means the special improvement district for the Southern Highlands Master Planned Community.

         "Standard Sales Contract" means the standard form of contract for the sale of a Lot and Residence, including the home purchaser warranty provisions.

         "Stuhmer-Controlled Manager" means a licensed residential home construction general contractor (approved by each Lender) that is owned and controlled by Chris Stuhmer, as an individual.

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                                                                        9/10//99

         "Substitute Member" means an Assignee who has been admitted to all of the rights of the member who assigned the Interest, including Management Rights, by the unanimous consent of the Members, pursuant to this Agreement.

         "Substantially Similar" means a document which is similar in all material respects to the document originally presented by Southern Highlands to the Company. A changed or modified document shall be Substantially Similar to the document originally presented to the Company, provided any such subsequent changes or modifications to such document do not place any additional material financial or other burdens on the Company, add any additional material or unforeseen costs to the Company or otherwise materially and adversely affect the duties of the Company thereunder.

         "Taxable Year" means the taxable year of the Company as determined pursuant to the Code.

         "Taxing Jurisdiction" means any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

         "Unpaid Prorated Land Basis" means the $3,222,375 less at any time the cumulative sum of the Prorated Land Basis payments received by Southern Highlands pursuant to Section 8.3(c) hereof.

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                                                                        9/10//99

         THE UNDERSIGNED, being all of the Members of the Company, hereby evidence their adoption and ratification of the foregoing Agreement of the Company as of the date indicated.

         DATED as of this 10th day of September, 1999.

                         SOUTHERN HIGHLANDS DEVELOPMENT
                         CORPORATION, a Nevada corporation



                         By:      /s/ Garry V. Goett
                             ------------------------------
                                Garry V. Goett, President


         DATED as of this 10th day of September, 1999.



                          /s/ J. CHRISTOPHER STUHMER
                         --------------------------------------------------
                         J. CHRISTOPHER STUHMER, as an individual


         DATED as of this 10th day of September, 1999.

                         CHRISTOPHER HOMES CUSTOM HOME
                         DIVISION, INC., a Nevada corporation, as Manager



                         By:  /s/ J. Christopher Stuhmer
                             ------------------------------
                              J. Christopher Stuhmer
                              resident

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                                                                        9/10//99

                               CONSENT OF SPOUSE

         The undersigned spouse of Chris Stuhmer hereby declares that she has read the Agreement for the Southern Highlands Christopher Homes I, L.L.C., including the provisions of Section 4.1, in its entirety, and being fully convinced of the wisdom and equity of the terms of the Agreement, and in consideration of the premises and of the provisions of the Agreement, she expresses her acceptance of the same and does agree to its provisions.

         The undersigned further agrees that she will at any time make, execute and deliver such instruments and documents which may be necessary to carry out the provisions of the Agreement.

         This instrument is not a present transfer or release of any rights which the undersigned may have in any of the community property of her respective marriage.

         DATED: September 10, 1999.

                                   /s/ MICHELE DION STUHMER
                                   --------------------------------
                                   MICHELE DION STUHMER

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                                                                        9/10//99

                                LIST OF EXHIBITS

       (Southern Highlands/Christopher Homes I, LLC Operating Agreement)

Exhibit "A"  Legal Description

Exhibit "B"  General and Administration Expense Fee

Exhibit "C"  Sales and Marketing Expense Reimbursement

Exhibit "D"  Construction Overhead Fee

Exhibit "E"  Capital Contributions

Exhibit "F"  Declaration of Development Covenants and Restrictions, draft dated
             July 23, 1999

Exhibit "G"  Master Declaration of Covenants, Conditions, and Restrictions for
             Southern Highlands, draft dated July 14, 1999

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                                                                        9/10//99

                                  EXHIBIT "B"

                     GENERAL AND ADMINISTRATION EXPENSE FEE

         A fixed fee of three percent (3%) of all Sales Revenues determined by calculating the total Sales Revenue from the sale of Lots and Residences. The General and Administration Expense Fee shall be paid to the Manager as provided in Section 8.3 hereof. If cash and revenues are not available, then the General and Administration Expense Fee shall accrue and be payable (without interest) when proceeds and revenues are available for payment of the same.

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                                                                        9/10//99

                                  EXHIBIT "C"

                   SALES AND MARKETING EXPENSE REIMBURSEMENT

         A Sales and Marketing Expense Reimbursement shall be paid to the Manager in an amount set forth in the Marketing Budget and not to exceed seven percent (7%) of the Sales Revenue for Lots and Residences. The reimbursement amount shall be paid to the Manager in accordance with the provisions of Section
8.3. If cash and revenues are not available to pay the reimbursement amount, then any earned Sales and Marketing Expense Reimbursement amount shall be deferred and paid (without interest) when available net cash flow is available, as provided by Section 8.3.


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                                                                        9/10//99

                                  EXHIBIT "D"

                           CONSTRUCTION OVERHEAD FEE

         A Construction Overhead Fee shall be earned by the Manager in an amount equal to seven and one-half percent (7-1/2%) of all Sales Revenues. The Construction Overhead Fee includes compensation to the Manager for the Manager's obligation to honor construction warranties on the constructed residences. In consideration for payment of the Construction Overhead Fee, the Manager agrees to indemnify and hold the Company, Stuhmer and the Southern Highlands harmless from and against any and all any claims and actions with respect to construction warranties on the constructed Residences. The foregoing obligation shall survive the termination of the Company and the removal of the Manager.

         The Construction Overhead Fee shall be calculated based upon all Sales Revenues, including Lots, Residences, Improvements/Options/Upgrades and shall be paid in accordance with Section 8.3 hereof. The Construction Overhead Fee shall be due and payable only after all priority amounts described in Section 8.3 have been fully paid to Southern Highlands. If there is insufficient revenues and cash to pay the Construction Overhead Fee when due, then the amount shall accrue and shall be paid (without interest) when net cash flow is available, as provided in Section 8.3.

                                                                        9/10//99

                                  EXHIBIT "E"

                             CAPITAL CONTRIBUTIONS

Southern Highlands     Land--described on Exhibit "A" with an agreed upon value
                       of $6,444,750.

Stuhmer Initially zero, subject to obligation in Section 7.1.7 to contribute 100% of any additional funds required by the Company